SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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IBERIABANK Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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Notice of 2015

Annual Meeting and Proxy Statement

IBERIABANK
Corporation™

April 9, 2015

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of IBERIABANK Corporation to be held at the Windsor Court Hotel, 300 Gravier Street, New Orleans, Louisiana, on Tuesday, May 5, 2015, at 4:00 p.m., Central Time.

The matters to be considered by shareholders at the Annual Meeting are described in the accompanying materials. Also enclosed is an Annual Report to Shareholders for 2014. Directors, officers, and other regular employees of the Company, as well as representatives of the Company’s independent registered public accounting firm, will be present to respond to any questions shareholders may have.

The Board of Directors welcomes and appreciates the interest of all our shareholders in the Company’s affairs and encourages those entitled to vote at the Annual Meeting to take the time to do so. We hope you will attend the Annual Meeting. Whether or not you expect to be personally present, please vote your shares by signing, dating, and promptly returning the enclosed proxy card in the accompanying postage-paid envelope, by telephone using the toll-free telephone number printed on the proxy card, or by voting on the Internet using the instructions printed on the proxy card. This will assure that your shares are represented at the Annual Meeting.

Even though you execute this proxy, vote by telephone or vote via the Internet, you may revoke your proxy at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by executing and delivering a later-dated proxy (either in writing, telephonically or via the Internet), or by voting in person at the Annual Meeting. If you attend the Annual Meeting, you will be able to vote in person if you wish to do so, even if you have previously returned your proxy card, voted by telephone or via the Internet.

Your vote is important to us. We appreciate your prompt attention to this matter and your continued support of and interest in IBERIABANK Corporation.

Sincerely,

Daryl G. Byrd

President and Chief Executive Officer

Phone 337-521-4012 • FAX 337-521-4021 • 200 West Congress Street • Post Office Box 52747 • Lafayette, LA 70505-2747

IBERIABANK CORPORATION

200 WEST CONGRESS STREET

LAFAYETTE, LOUISIANA 70501

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 5, 2015

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of IBERIABANK Corporation (the “Company”) will be held at the Windsor Court Hotel, 300 Gravier Street, New Orleans, Louisiana, on Tuesday, May 5, 2015, at 4:00 p.m., Central Time (the “Annual Meeting”), for the purpose of considering and acting on the following:

1.	election of four directors, each for a three-year term expiring in 2018;

2.	ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015;

3.	advisory vote to approve Named Executive Officer compensation; and

4.	such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on March 19, 2015, are entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

By Order of the Board of Directors

Robert B. Worley, Jr.

Secretary

Lafayette, Louisiana

April 9, 2015

Important Notice Regarding the Availability of Proxy Materials for the

2015 Annual Meeting of Shareholders to be held on May 5, 2015

This Notice and Proxy Statement, the Company’s 2014 Annual Report to Shareholders and the Company’s

Annual Report on Form 10-K for the year ended December 31, 2014 are available electronically at

http://www.iberiabank.com/proxy

Whether or not you expect to attend the Annual Meeting, please vote by Internet or telephone, or complete the enclosed proxy and return promptly in the postage–paid envelope provided. If you vote by Internet or telephone, use the instructions on the enclosed proxy card. If you attend the Annual Meeting, you may vote either in person or by proxy. Any proxy previously executed may be revoked by you in writing or in person at any time prior to its exercise.

IBERIABANK CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MAY 5, 2015

This Proxy Statement is being furnished to our shareholders in connection with the solicitation of proxies by the Board of Directors for use at the 2015 Annual Meeting of Shareholders to be held on May 5, 2015, or at any adjournments or postponements thereof (the “Annual Meeting”).

Your proxy will be voted in the manner you specify if you vote properly and timely by the Internet or telephone or if you complete and return the enclosed proxy card. You may revoke your proxy by notifying our Secretary in writing, by delivering a properly executed proxy of later date (either in writing, telephonically, or via the Internet) to the Secretary at or before the Annual Meeting, or by voting in person at the Annual Meeting.

This Proxy Statement was mailed to each shareholder of record at the voting record date, on or about April 9, 2015.

QUESTIONS AND ANSWERS

■	Who may vote?

You may vote if you were a holder of IBERIABANK Corporation (“IBKC” or the “Company”) common stock at the close of business on March 19, 2015, which is the record date of the Annual Meeting. Each share of common stock entitles its holder to one vote on each matter to be voted on at the Annual Meeting.

Participants in our Retirement Savings Plan and the Teche Federal Bank Employee Stock Ownership Plan (collectively, the “Plans”) will receive a Voting Authorization Form for the common stock owned through the Plans. If you hold shares as a participant in one of the Plans and you do not provide the Plan trustee with voting instructions on any matter (either by not returning a Voting Authorization Form or voting by phone or online or due to incomplete voting instructions) and you do not vote in person by attending the Annual Meeting, your shares will be voted in the same proportion as the shares for which voting instructions were provided by other participants. The Voting Authorization Form will serve as voting instructions for trustees of the Plans.

■	What may I vote on?

You may vote on:

•	the election of four nominees to serve as directors, for three-year terms expiring in 2018;
•	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

•	a Board proposal for a non-binding advisory resolution to approve the compensation of Named Executive Officers; and

•	such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof.

■	How does the Board of Directors recommend I vote?

The Board recommends that you vote:

•	FOR each of the nominees for director;

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015; and

•	FOR the Board proposal for a non-binding advisory resolution to approve the compensation of Named Executive Officers.

■	If I am a shareholder of record of IBKC shares, how do I cast my vote?

If you are a holder of record of IBKC common stock, you may vote in person at the Annual Meeting. We will give you a ballot at the Annual Meeting.

IBERIABANK Corporation 2015 Proxy Statement     1

If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. If you received a printed copy of these proxy materials by mail, you may vote by proxy using the enclosed proxy card, vote by proxy on the Internet, or vote by proxy over the telephone. The procedures for voting by proxy are as follows:

•

To vote by proxy using the enclosed proxy card (if you received a printed copy of these proxy materials by mail), complete, sign and date your proxy card and return it promptly in the envelope provided;

•	To vote by proxy on the Internet, go to www.investorvote.com/IBKC to complete an electronic proxy card. You will need the 15-digit Control Number included on your proxy card; or

•

To vote by proxy over the telephone, dial 1-800-652-VOTE (8683) (the toll-free phone number listed on your proxy card under the heading “Vote by telephone”) using a touch-tone phone and follow the recorded instructions.

If you vote by proxy, your vote must be received by 12:00 p.m., Eastern Time, on May 5, 2015, to be counted.

You may vote on the Internet or by telephone any time prior to 1:00 a.m., Central Time, on May 5, 2015.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

■	If I am a beneficial owner of IBKC shares, how do I vote?

If you are a beneficial owner of shares of IBKC common stock held in street name and you received a printed copy of these proxy materials by mail, you should have received a voting instruction card with these proxy materials from the organization that is the record owner of your shares rather than from us. If you are a beneficial owner of shares held in street name and you received a notice by mail, you should have received the notice from the organization that is the record owner of your shares rather than from us. Beneficial owners that received a printed copy of these proxy materials by mail from the record owner may complete and mail that voting instruction card or may vote by telephone or over the Internet as instructed by that organization in the voting instruction card. Beneficial owners that received a notice by mail from the record owner should follow the instructions included in the notice to view the Proxy Statement and transmit their voting instructions. If you provide specific voting instructions, your broker or nominee will vote your shares as you direct.

A beneficial owner planning to vote in person at the Annual Meeting must obtain a valid proxy from the record owner. To request the requisite proxy form, follow the instructions provided by your broker or contact your broker.

■	May I change my vote?

If you are a holder of record of shares of IBKC common stock, you may change your vote or revoke your proxy at any time before your shares are voted at the Annual Meeting by:

•	voting again by telephone or over the Internet;

•	sending us a proxy card dated later than your last vote;

•	notifying the Secretary of IBKC in writing; or

•	voting at the Annual Meeting.

■	How many votes do the proposals need in order to be approved?

Directors are elected by a plurality of the votes cast (Proposal I). Shareholders may vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. If you withhold authority to vote with respect to any nominee, your shares will be counted for purposes of establishing a quorum, but will have no effect on the election of that nominee.

Our Board has adopted a majority voting policy which applies to an uncontested election of directors. Under this policy, any nominee for director who receives a greater number of votes “WITHHOLD” from his or her election than votes “FOR” such election is required to promptly tender his or her resignation following certification by the Secretary of the shareholder vote. The Nominating and Corporate Governance Committee would then consider the resignation and make a recommendation to our Board as to the action to be taken. This policy does not apply in contested elections. For more information, see “Proposal I—Election of Directors—Majority Voting for Directors; Director Resignation Policy.”

The affirmative vote of a majority of the votes actually cast is required for: (i) ratification of the appointment of the independent registered public accounting firm (Proposal II), and (ii) the advisory vote to approve named executive compensation (Proposal III).

2     IBERIABANK Corporation 2015 Proxy Statement

Shareholders may vote “FOR”, “AGAINST”, or “ABSTAIN” on Proposal II and on Proposal III. If you abstain from voting on Proposal II or III, your shares will be counted as present for purposes of establishing a quorum, but will not be counted as a vote cast for the proposal and will have no effect on the proposal.

If you are the registered holder of IBKC common stock and you sign and submit your proxy card without voting instructions, your shares will be counted for purposes of establishing a quorum, and will be voted “FOR” each director nominee and “FOR” each of Proposals II and III.

■	Is cumulative voting permitted for the election of directors?

No. You may not cumulate your vote for the election of directors.

■	What are broker non-votes?

A broker “non-vote” occurs when your broker submits a proxy for your shares but does not indicate a vote for a particular proposal because the broker does not have discretionary authority to vote and has not received specific instructions from you. Under the rules of the New York Stock Exchange, if your broker holds your shares (i.e., your shares are held in “street name”) and delivers this Proxy Statement to you, the broker generally has authority to vote the shares on “routine” matters. Proposal II is a matter we believe will be considered “routine”; even if the broker does not receive instructions from you, the broker is entitled to vote your shares in connection with Proposal II. The other Proposals (I and III) are matters we believe will be considered “non-routine”; the broker is not entitled to vote your shares without instructions. Shares held in street name which have been designated by brokers as not voted (“broker non-votes”) will not be counted as votes cast. Broker non-votes, however, will be treated as shares present for purposes of determining a quorum.

■	How many outstanding shares are there?

At the close of business on March 19, 2015, which is the record date for the Annual Meeting, there were 34,339,245 shares of IBKC common stock, par value $1.00 per share, outstanding and entitled to vote.

■	What constitutes a quorum?

The presence, in person or by proxy, of the holders of a majority of our total voting power will constitute a quorum at the Annual Meeting. Only shareholders of record at the close of business on March 19, 2015, are entitled to notice of, and to vote at, the Annual Meeting.

■	Will my vote be confidential?

Proxy instructions, ballots, and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation.

■	How will voting be conducted on other matters raised at the Annual Meeting?

The form of proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve. It also confers discretionary authority with respect to matters incident to the conduct of the Annual Meeting and with respect to any other matter presented to the Annual Meeting if notice of such matter has not been delivered to us in accordance with our Articles of Incorporation. Except for procedural matters incident to the conduct of the Annual Meeting, we do not know of any other matters that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting as to which proxies in the accompanying form confer discretionary authority, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters as determined by a majority of the Board of Directors.

■	Who will bear the cost of soliciting votes for the Annual Meeting?

We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. Additional solicitations of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and other regular employees, who will not receive any additional compensation for such solicitation activities. We also have hired Georgeson Inc. to assist us in the distribution of proxy materials. We will pay Georgeson a fee of $7,500, plus customary costs and expenses for these services, and we will indemnify Georgeson against any losses arising out of

IBERIABANK Corporation 2015 Proxy Statement     3

Georgeson’s proxy solicitation services on our behalf. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for forwarding materials to the beneficial owners of shares held of record by others.

■	Where can I find the voting results of the Annual Meeting?

We will disclose voting results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting, which will also be available on our website.

■	When must shareholder proposals be submitted for the 2015 Annual Meeting?

Shareholder proposals submitted for inclusion in our 2015 Proxy Statement must have been received in writing by our Secretary no later than the close of business on December 8, 2014. Shareholder proposals submitted outside the process for inclusion in the Proxy Statement must have been received from shareholders of record no later than March 6, 2015.

■

I share an address with another shareholder, and we received only one paper copy of the proxy materials and 2014 Annual Report to Shareholders. How may I obtain an additional copy of the proxy materials and Annual Report?

A single proxy statement and 2014 Annual Report to Shareholders, along with individual proxy cards, will be delivered in one envelope to multiple shareholders having the same last name and address and to individuals with more than one account registered at Computershare with the same address unless contrary instructions have been received from an affected shareholder.

If you would like to enroll in this service or receive individual copies of all documents, now or in the future, please contact Computershare by calling 1-800-368-5948 or writing Computershare, P.O. Box 30170, College Station, TX 77842-3170. We will promptly deliver a separate copy of all documents to a shareholder at a shared address to which a single copy of the documents was delivered upon request to Computershare.

4     IBERIABANK Corporation 2015 Proxy Statement

PROPOSAL I—ELECTION OF DIRECTORS

Directors and Nominees

Our Articles of Incorporation provide that the Board of Directors will be divided into three classes as nearly equal in number as possible, with each class elected by the shareholders for staggered three-year terms. At the Annual Meeting, shareholders will be asked to elect one class of directors, consisting of four directors, for three-year terms expiring in 2018. The nominees of the Nominating and Corporate Governance Committee of the Board of Directors are currently directors and have not been nominated pursuant to any other arrangement or understanding with any person. Shareholders are not entitled to cumulate their votes for the election of directors.

Our Bylaws currently provide for a Board of 11 persons. The eligibility-age limit under our Bylaws for the nomination and election of directors is 76 years.

Unless otherwise directed, each proxy executed and returned by a shareholder will be voted “FOR” the election of the four nominees listed below. In the unanticipated event that any nominee is unable or unwilling to stand for election at the time of the Annual Meeting, the Bylaws provide that the number of authorized directors will be automatically reduced by the number of such nominees unless the Board determines otherwise, in which case proxies will be voted for any replacement nominee or nominees recommended by the Nominating and Corporate Governance Committee. At this time, the Nominating and Corporate Governance Committee knows of no reason why any of the nominees might be unable to serve, if elected.

Consistent with our Corporate Governance Guidelines, the Nominating and Corporate Governance Committees seeks to nominate candidates with diverse experiences and perspectives and who have both the ability to contribute to some or various aspects of our business and a willingness to make the significant commitment of time and effort required of our directors. Community involvement and leadership are important criteria for our Board members. Each of the nominees listed below possesses these attributes.

Majority Voting for Directors; Director Resignation Policy

In 2012, the Board of Directors approved an amendment to our Corporate Governance Guidelines regarding majority voting for directors. The Board reviewed corporate governance developments and an interested shareholder proposal on the subject of majority voting in the election of directors. The Board concluded that when shareholder “WITHHOLD” votes exceed “FOR” votes with regard to a director nominee, the Nominating and Corporate Governance Committee and the Board should carefully consider and assess whether it would be appropriate for the director nominee to remain on the Board.

As amended, the Corporate Governance Guidelines provide that in an uncontested director election, any nominee for director who receives a greater number of votes “WITHHOLD” from his or her election than votes “FOR” such election (a “Majority Withheld Vote”) would promptly tender his or her resignation following certification by the Secretary of the shareholder vote. The current plurality vote standard will be retained for contested director elections (elections in which the number of director nominees exceeds the number of Board seats).

The Nominating and Corporate Governance Committee would promptly consider the resignation offer, and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board. The Board would act on the Committee’s recommendation within 90 days following certification of the shareholder vote.

If each member of the Committee received a Majority Withheld Vote at the same election, then the directors who did not receive a Majority Withheld Vote would consider the resignation offers and recommend to the Board whether to accept them. If three or fewer directors failed to receive a Majority Withheld Vote, all directors may participate in the action regarding the resignation offers. Any director who tenders his or her resignation pursuant to the Guidelines would not participate in the Committee’s recommendation or Board action regarding whether to accept his or her individual offer to resign. Thereafter, the Board would promptly disclose its decision-making process and decision regarding whether to accept the director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Current Report on Form 8-K furnished to the SEC.

A link to the Corporate Governance Guidelines is on the “Investor Relations” portion of the Company’s website, at http://www.iberiabank.com.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR” EACH OF THE DIRECTOR NOMINEES BELOW.

IBERIABANK Corporation 2015 Proxy Statement     5

NOMINEES FOR TERMS TO EXPIRE IN 2018

Ernest P. Breaux, Jr.

•	Resides in New Iberia, LA

•	Director Since 1999

•	70 Years of Age

•	Independent

•	Committees: Investment (Chairman) and Nominating and Corporate Governance

Ernest P. Breaux, Jr. was the Chairman and Chief Executive Officer of Ernest P. Breaux Electrical, Inc., an electrical contracting company from 2005-2010 and a consultant to that company until 2013. The company, headquartered in New Iberia, Louisiana, specializes in all fields of electrical instruction. Mr. Breaux was also Chairman and Chief Executive Officer of Equipment Tool Rental and Supply, Inc., Iberia Investment Group, LLC, and Iberia Investments Land Holdings, LLC. In September 2010, Mr. Breaux retired.

A native of New Iberia, Louisiana, Mr. Breaux was heavily involved in the electrical industry and within the communities he served. He continues to be an active member of the Institute of Electrical and Electronic Engineers, Louisiana Engineering Society (Registered Engineer), Associated Builders and Contractors (Past President) and the Iberia Industrial Development Foundation (Past Chairman). He is also a past member of the National Joint Apprenticeship Training Committee, Education Industry and Business Council (Past Co-Chairman), State of Louisiana Licensing Board for Contractors, State of Louisiana Work Force Development (under Governor Mike Foster) and the Vision 2000 Commission (City of New Iberia, Louisiana). From January 2011 to December 2013, he was a member of the Finance Committee of the Community Foundation of Acadiana.

His honors include the Patterson Award as Outstanding Electrical Apprentice of Southwest Chapter of NECA (NJATC) in 1967, Merit Shop Man of the Year (Associated Builders and Contractors) in 1992, the Integrity Award (Lafayette Better Business Bureau) in 1997, Outstanding Service as Chairman of Education, Industry and Business (Iberia Industrial Development Foundation) in 2001, Beam Club Award Recipient (ABC) in 2002 and the A.B. Paterson Medal for an Engineer in Management in 2005.

From 2001-2004, Mr. Breaux was Regional Operating Officer for Regions 1, 4 and Gulf Plains of Integrated Electrical Services, Inc. (“IES”). In August 2007, the SEC filed a complaint in the Southern District of Texas, Houston Division, against IES and certain of its former officers and employees, including Mr. Breaux. The complaint alleged that the former officers and employees aided and abetted IES’s violations of Sections 13(a) and 13(b) (2) (A) of the Securities Exchange Act of 1934 and Rules 12b-20, 13a-1, and 13a-13 thereunder. On August 30, 2007, Mr. Breaux, without admitting or denying the alleged disclosure and accounting violations, agreed to settle the SEC’s action by consenting to a permanent injunction against future violations.

Mr. Breaux’s business experience and contacts in the local community are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

6     IBERIABANK Corporation 2015 Proxy Statement

Daryl G. Byrd

•	Resides in New Orleans, LA

•	Director Since 1999

•	60 Years of Age

•	Not Independent

•	Committees: Executive and Investment

Daryl G. Byrd is President and Chief Executive Officer of IBERIABANK Corporation and IBERIABANK headquartered in Lafayette, Louisiana. He also serves on the Board of Directors of each organization.

A native of Columbia, South Carolina, Mr. Byrd began his banking career with Trust Company Bank of Georgia (now SunTrust) in 1980. In 1985, he moved from North Carolina having worked for BB&T, to Louisiana to lead commercial lending activities for First National Bank of Lafayette, a subsidiary of First Commerce Corporation. In 1990, Mr. Byrd was named President and CEO of Rapides Bank and Trust Company in Alexandria, another subsidiary bank of First Commerce Corporation. In 1992, he moved to First National Bank of Commerce, the lead bank for First Commerce Corporation, as Executive Vice President in charge of the commercial banking and mortgage banking groups. During his tenure in New Orleans with First Commerce, he also managed the strategic development for multiple businesses and had responsibility for other business lines and support functions. Following the First Commerce/Bank One merger, Mr. Byrd was named President and CEO of Bank One, Louisiana, New Orleans region. He joined IBERIABANK Corporation and IBERIABANK in mid-1999.

From January 2011 until December 2013, Mr. Byrd was the Federal Advisory Council representative for the Sixth District of the Federal Reserve System and a member of the Federal Advisory Council, which is composed of 12 representatives of the banking industry and consults with and advises the Board of Governors of the Federal Reserve System on matters within the Board’s jurisdiction.

Mr. Byrd has held leadership positions in numerous civic organizations in Lafayette, Alexandria, and New Orleans. He is currently a Member of the Board of Trustees for Eaglebrook School (Deerfield, Massachusetts), a member of the A.B. Freeman School of Business Council (Tulane University) and on the Council of Directors for the University of Alabama Culverhouse Board of Visitors and a member of the Dean’s Advisory Council, for the UAB Collat School of Business. He serves on the Board of the Louisiana Association of Business and Industry, the Greater New Orleans Foundation, the Bureau of Governmental Research, the New Orleans Business Council and the New Orleans Museum of Art (NOMA). He was recognized by the University of Alabama in Birmingham as the MBA Distinguished Alumnus in 2001 and has been a member of the World Presidents’ Organization—Louisiana Chapter since 2004. In 2012, Mr. Byrd was the recipient of the Weiss Award from the New Orleans Council for Community and Justice and was named Louisianian of the Year—Entrepreneur by Louisiana Life Magazine.

In the past, Mr. Byrd has chaired the United Way Campaigns in Acadiana, Central Louisiana, and New Orleans. He has also served on the Board of the Lafayette Downtown Development Authority, the Board for the Lafayette Chamber of Commerce, and the boards and executive committees of the New Orleans Chamber of Commerce and the Alexandria Chamber of Commerce. Finally, he has previously served on the Acadiana Arts Council, the United Way of Acadiana Board, the Rapides Educational Endowment Fund, the American Red Cross, the Salvation Army, the Acadiana Symphony Orchestra, and the Friends of the New Orleans Center of Creative Arts (N.O.C.C.A.).

Mr. Byrd earned a Bachelor of Science degree in Business Administration from Samford University in 1976 and a Master of Business Administration degree from the University of Alabama at Birmingham in 1978.

Mr. Byrd’s banking experience, his knowledge of our products and services and the regulatory environment in which we operate, as well as his relationships in the banking and financial industries are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

IBERIABANK Corporation 2015 Proxy Statement     7

John N. Casbon

•	Resides in New Orleans, LA

•	Director Since 2001

•	66 Years of Age

•	Independent

•	Committees: Board Risk, Investment and Nominating and Corporate Governance

John N. Casbon serves as Executive Vice President of First American Title Insurance Company and Chief Executive Officer and President of First American Title Insurance Company of Louisiana, a member of The First American Corporation (NYSE: FAF) family of companies. He has been associated with FAF for over 30 years.

A Florida native, Mr. Casbon graduated from Florida State University with degrees in both Real Estate Finance and Hotel Management and a major in marketing. As a community leader, he works to encourage businesses to assume pro-active civic roles for the betterment and improvement of New Orleans, Louisiana. He founded the New Orleans Police Foundation in 1995 for the purpose of linking businesses with the police department. He is Past Chairman of the Board of the Police Foundation. Mr. Casbon serves or has served on the boards of the American Land Title Association, the LSU Department of Psychiatry Advisory Board, the Louisiana Trooper Foundation, the Business Council of New Orleans and the River Region and The New Orleans/River Region Chamber of Commerce. He is a member of the Louisiana World Presidents’ Organization. Mr. Casbon received the 1998 FBI Director’s Community Leadership Award for his role in creating and leading the New Orleans Police Foundation, and was also the recipient of the Anti-Defamation League’s 1998 A.I. Botnick Torch of Liberty Award. In 1999, he was awarded the Mayor’s Medal of Honor and in 2014 Mr. Casbon received the National Civil Rights Award from the National Urban League.

Mr. Casbon’s experience in the title insurance industry and his knowledge of and contacts in markets served by IBERIABANK are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

John E. Koerner III

•	Resides in New Orleans, LA

•	Director Since 2012

•	72 Years of Age

•	Independent

•	Committees: Audit, Board Risk and Nominating and Corporate Governance

John E. Koerner III has been the managing member of Koerner Capital, LLC, a private investment company, or the President of its predecessor, Koerner Capital Corporation, since 1995. From 1976 to 1995, he was President and co-owner of Barq’s, Inc. and its subsidiary, The Delaware Punch Company.

Mr. Koerner has been a director of Lamar Advertising Company since 2007, and is a member of that board’s audit and nominating and corporate governance committees. He serves on a number of other business boards, including Geocent, LLC and Adaptive Wireless Solutions. Mr. Koerner was a director of Legg Mason, Inc. from 1990 to 2014.

Mr. Koerner is a member of a number of civic boards including The Nature Conservancy of Louisiana, of which he is Chairman of the Board of Trustees, and the World War II Museum. He served as Chairman of the New Orleans Regional Chamber of Commerce for 1995, was a past Co-Chairman of Metrovision, and was the 2002-2003 Chairman of the New Orleans Business Council.

Mr. Koerner has extensive experience in corporate finance, the management of capital intensive organizations, and capital markets. Through his service on other boards, Mr. Koerner also has experience with a broad range of corporate governance matters.

Mr. Koerner’s professional background and civic board service are among his qualifications to serve on and add significant value to the Board.

8     IBERIABANK Corporation 2015 Proxy Statement

DIRECTORS WHOSE TERMS EXPIRE IN 2017

Harry V. Barton, Jr.

•	Resides in Lafayette, LA

•	Director Since 1993

•	60 Years of Age

•	Independent

•	Committees: Audit (Chairman), Executive and Nominating and Corporate Governance

Harry V. Barton, Jr. is the owner of Barton Advisory Services, LLC and Harry V. Barton CPA, LLC where he is a Registered Investment Advisor and Certified Public Accountant. In 2009, he earned the AICPA designation of Personal Financial Specialist. Mr. Barton has over 30 years of experience in the accounting industry. His expertise in the industry includes audit, review and compilation of financial statements, as well as the preparation of individual and corporate tax returns and tax planning for business and high net worth clients. He is also experienced in consulting and advising on business mergers and acquisitions.

A native of Baton Rouge, Louisiana, Mr. Barton is a graduate of the University of Louisiana at Lafayette where he earned his Bachelor of Science in Business Administration. He is a Member of the American Institute of Certified Public Accountants, Personal Financial Planning Section, Tax Section, State Society of Louisiana CPAs and the Greater Lafayette Chamber of Commerce. He has been a member of the State Society of Louisiana CPAs Business Consulting and Personal Financial Planning Committees and served on the Board of the Lafayette General Hospital Membership Corporation. He has also served as past Chairman of the Community Foundation of Acadiana—Professional Advisors Sub-Committee.

Mr. Barton’s accounting, tax, and investment advisory experience, as well as his contacts in the local community, are among his qualifications to serve on the Board of Directors and as Chairman of the Audit Committee and provide significant value to the Board.

E. Stewart Shea, III

•	Resides in New Iberia, LA

•	Director Since 1990

•	63 Years of Age

•	Independent

•	Committees: Board Risk, Compensation (Chairman), Executive and Nominating and Corporate Governance

E. Stewart Shea, III is Vice Chairman of the Board of IBERIABANK Corporation and IBERIABANK. Mr. Shea has served on the IBERIABANK Board of Directors since 1990 and currently serves as Chairman of the Compensation Committee and Co-Chairman of IBERIABANK’s New Iberia Advisory Board.

Mr. Shea earned a Bachelor of Science degree in Construction Technology and a Masters degree in Business Administration from Louisiana State University. He began his career working for Houston-based M.W. Kellogg, a company specializing in heavy industrial construction. In 1975, he joined The Bayou Companies, LLC, a 65-year-old fourth generation family owned and operated business which provided various services to the domestic offshore and onshore gas pipeline industry, as well as, to international markets and which was headquartered at the Port of Iberia in New Iberia, Louisiana. In 1991, the company formed Bayou Coating, LLC, through a joint venture. This entity, headquartered in Baker, Louisiana, specialized in the application of external corrosion and internal flow assurance coatings to the domestic and international oil and gas pipeline markets. In 2005 Bayou acquired Commercial Coating Services International, based in Conroe, Texas; this company offered custom coating, field applied girth weld services and lubricity coatings for the expanded tubular market. During his last 15 years with the company, Mr. Shea served in the capacity of Managing Partner for all of the Bayou affiliated entities and also sat on the Board of Directors. The company was sold to a publicly traded company in February 2009 in an asset based transaction; Mr. Shea continues to manage the remaining stock company now known as Bayou Holdings Company, LLC, serving in the capacity of Managing Partner/President and sits on the Board. He is also actively involved in other investments.

IBERIABANK Corporation 2015 Proxy Statement     9

Mr. Shea has been civically involved in the New Iberia and Acadiana communities and has served as past Chairman of The Iberia Industrial Development Foundation and the Port of Iberia Business Association; he has served on the Boards of Epiphany Day School, Catholic High School and the Community Foundation of Acadiana. Mr. Shea was on the Board of, and served as Chairman of, INGAA (Interstate Natural Gas Association of America), an organization comprised of pipeline companies that are in the business of transporting natural gas. Having 35 years of experience in owning and managing an oil and gas service company has given Mr. Shea additional insight and connectivity into the communities and markets that IBERIABANK serves.

Mr. Shea’s business experience and contacts both in the oil and gas pipeline industries and in the communities and markets served by IBERIABANK, as well as his long-term relationship with and service to IBERIABANK, are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

David H. Welch

•	Resides in Lafayette, LA

•	Director Since 2005

•	66 Years of Age

•	Independent

•	Committees: Board Risk (Chairman), Compensation and Nominating and Corporate Governance

David H. Welch is Chairman of the Board, President and Chief Executive Officer of Stone Energy Corporation. He has served as President and Chief Executive Officer and a Director of Stone Energy since 2004 and as Chairman of the Board since 2012. Stone Energy is an independent oil and natural gas company engaged in the acquisition, exploration, exploitation, development and operation of oil and gas properties. Prior to joining Stone Energy, Dr. Welch worked for BP Amoco or its predecessors for 26 years, where his final role was Senior Vice President, BP America Inc.

Dr. Welch has an engineering degree from Louisiana State University and a doctoral degree in engineering and economics from Tulane University. He has completed the Harvard Business School advanced management program and executive development programs at Stanford Business School and Cambridge University.

Dr. Welch has served as Chairman of the Offshore Energy Center, Chairman of the Greater Lafayette Chamber of Commerce and 2011 Chairman of the United Way in Acadiana. He currently serves as an executive director of the National Ocean Industries Association, a trustee of The Nature Conservancy of Louisiana, a director of the Offshore Energy Center, a director of Louisiana Association of Business and Industry, a director of the Upper Lafayette Economic Development Foundation and on the Lafayette Central Park board.

Dr. Welch’s experience and relationships in the energy industry, his experience as the chief executive officer and a director of another publicly traded company and his contacts in communities served by IBERIABANK are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

10     IBERIABANK Corporation 2015 Proxy Statement

DIRECTORS WHOSE TERMS EXPIRE IN 2016

Elaine D. Abell

•	Resides in Lafayette, LA

•	Director Since 1993

•	73 Years of Age

•	Independent

•	Committees: Board Risk, Investment and Nominating and Corporate Governance

Elaine D. Abell is an attorney and the President of the Board of Directors for Fountain Memorial Funeral Home and Cemetery.

Ms. Abell is very engaged in the community, where she currently serves on the Board of Directors for the Women’s Foundation of Acadiana (Past Chairman), the Lafayette Metropolitan Expressway Commission (Chairman), the University Medical Center Management Corporation (New Orleans), the LSU Research and Technology Foundation, LSU Honors College Advisory Council, the LSU Press and Southern Review Advisory Board, and the Board of Directors of the Lafayette Central Park.

She is Past Chairman and a former member of the Louisiana State University Board of Supervisors, Louisiana State Mineral Board, the Community Foundation of Acadiana, and the Citizens Advisory Committee of the Metropolitan Planning Commission. Ms. Abell served on the Executive Committee of the Commission on Colleges (Southern Association of Colleges and Schools). She also served on the Council for a Better Louisiana Board, the Academy of the Sacred Heart Board of Trustees, a founding Board Member of Women’s and Children’s Hospital of Acadiana, and is a Leadership Louisiana Member. She has been on the Junior League of Lafayette Board, and was Past President of Southwest Louisiana Educational and Referral Center.

Ms. Abell has worked extensively with the Greater Lafayette Chamber of Commerce Board where she served on the Executive Committee. Her honors include induction into the Louisiana State University Alumni Association’s Hall of Distinction in 1997, designation in Women Who Mean Business (Times of Acadiana) in 2006, recipient of the Leah Hipple McKay Memorial Award for Outstanding Volunteerism presented by the Louisiana State Bar Association in 2007, and recognition as a Louisiana Pathfinder in 2011 by the Women’s Summit.

Ms. Abell’s legal experience, her community service and her contacts in markets served by IBERIABANK are among her qualifications to serve on the Board of Directors and provide significant value to the Board.

Angus R. Cooper II

•	Resides in Mobile, AL

•	Director Since 2012

•	73 Years of Age

•	Independent

•	Committee: Audit, Investment and Nominating and Corporate Governance

Angus R. Cooper II is the Chairman and Chief Executive Officer of Cooper/T. Smith Corporation, which is headquartered in Mobile, Alabama. Cooper/T. Smith Corporation is one of America’s oldest and largest stevedoring and maritime-related firms with operations on all three U.S. coasts, including the ports of New Orleans, Louisiana, Mobile, Alabama, and Houston, Texas, as well as foreign operations in Central and South America. The company has also diversified its business interests, including warehousing, terminal operations, tugboats, push boats and barging.

Mr. Cooper is a native of Mobile, Alabama. Mr. Cooper earned his Bachelor of Science degree from the University of Alabama in 1964. In 1995, he received the Transportation Award from the College of Commerce and Business Administration at the University of Alabama.

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Mr. Cooper currently serves on the Board of Directors of the Coast Guard Foundation and Crescent Towing and Salvage Co., Inc. He formerly served on the Board of Trustees of The University of Alabama System. He is Vice President of the Crimson Tide Foundation and is a member of the Chief Executives Organization, Inc. He is Chairman of the Senior Bowl, and of the Mobile Arts and Sports Association, and a member of the Mobile Area Chamber of Commerce, Mobile Carnival Association, Mobile Touchdown Club, Eastern Shore Art Association, New Orleans Business Council and the World Trade Center. Mr. Cooper is Honorary Chair for the Alabama Kidney Foundation. He was a former Co-Chairman of the Mobile Area United States Olympic Committee. In 2014 he was appointed to the Audubon Commission board. In 1998, he received the World Trade Club Award. In 2004, he received the Bank One Junior Achievement Award and, in 2005, he was chosen as a Role Model for the Young Leadership Council. He was named “Maritime Person of the Year 2005” by the Propeller Club of New Orleans. He also received the 14th International Maritime Hall of Fame Award in 2007. In 2009, Mr. Cooper was inducted into the Alabama Academy of Honor and in 2013 he was inducted into the Alabama Business Hall of Fame. He also formerly served as Chairman of the Board of Commissioners of the Port of New Orleans, and a Director of the Federal Reserve Bank, Alabama Dry Dock and Shipbuilding, Inc., Boy Scouts of America, Children’s Hospital, and Mississippi Valley Bulk Exporters Council. Mr. Cooper is a regional director for Who’s Who in U.S. Companies, World Presidents’ Organization, World Business Council and the Executive Hall of Fame.

Mr. Cooper previously served on the Board of Directors of Whitney Holding Corporation from 1994 until its merger in 2011 with Hancock Holding Company.

Mr. Cooper’s experience as the chief executive officer of a large and diversified international company, his insight into markets served by IBERIABANK, business background and relationships, and his knowledge of the banking industry are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

William H. Fenstermaker

•	Resides in Lafayette, LA

•	Director Since 1990

•	66 Years of Age

•	Independent

•	Committees: Compensation, Executive (Chairman) and Nominating and Corporate Governance (Chairman)

William H. Fenstermaker is Chairman of the Board of IBERIABANK Corporation and IBERIABANK.

Mr. Fenstermaker is Chairman and Chief Executive Officer of C.H. Fenstermaker and Associates, LLC., a surveying, mapping, engineering and environmental consulting company that has been serving the oil and gas industry for over 65 years. He has been employed in this capacity since 1971, is responsible for the financial and operational stability of the company and also serves as Chief Risk Officer. The company is headquartered in Lafayette, Louisiana, with offices in Houston, Texas, New Orleans, Louisiana, Shreveport, Louisiana, Baton Rouge, Louisiana, San Antonio, Texas, Lake Charles, Louisiana, Cambridge, Ohio and Montrose, Pennsylvania. The geographical coverage of his company gives him additional insight and connectivity into communities IBERIABANK also serves. Mr. Fenstermaker’s experience in the energy industry provides IBERIABANK additional depth in a segment that we have targeted as a growth opportunity.

Mr. Fenstermaker is not only recognized as a leader in his field, but a leader in the state of Louisiana. Mr. Fenstermaker is a member of the World Presidents’ Organization, Chief Executives Organization, Committee of 100 for the State of Louisiana and the Phi Kappa Phi Honor Society. He serves on the Louisiana Board of Regents that coordinates all public higher education in Louisiana, and the Board of Trustees of Lafayette General Medical Center (as its Immediate Past Chairman), the largest full-service medical facility serving the Acadiana region. Mr. Fenstermaker also sits on the Board and is Past Chairman of the Louisiana Association of Business and Industry, Chairman of the University of Louisiana-Lafayette Foundation, Board of Directors and Past Chairman of the University of Louisiana Executive Advisory Council, Advisory Board of the Louisiana Geographical Survey, and the Board of Directors and Past Chairman of the Louisiana Oil and Gas Association and is a founder, Past Chairman, and Trustee of Blueprint Louisiana. The list of the key roles he has played with local non-profit, civic and business organizations is indicative of his commitment to the Lafayette community. His honors include Business Person of the Year (Times of Acadiana) in 1998, the Lafayette Civic Cup in 1999, the Boy Scouts of America Distinguished Citizen Award in 2001, and the Executive of the Year (Acadiana Business Magazine) in 2009. He also received an Honorary Doctorate of Science Degree from the University of Louisiana-Lafayette in 2003.

12     IBERIABANK Corporation 2015 Proxy Statement

Mr. Fenstermaker’s business experience and relationships, his contacts in communities served by IBERIABANK and in the State of Louisiana, and his long-term relationship with and service to IBERIABANK are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

O. Miles Pollard, Jr.

•	Resides in Baton Rouge, LA

•	Director Since 2003

•	77 Years of Age

•	Independent

•	Committees: Audit, Compensation and Nominating and Corporate Governance

O. Miles Pollard, Jr. is the owner of Laurelwood Holdings, LLC, real estate investments, headquartered in Baton Rouge, Louisiana. Mr. Pollard has an extensive mortgage banking and insurance background and has been involved in real estate investments for over 50 years. He previously served as President of Pollard Estates Development Corporation; President and Director of Pollard Insurance Agency, Inc.; and Executive Vice President and co-owner of Troy-Nichols, Inc. (mortgage banking and insurance). He was also co-owner of PACT Capital in Monroe, Louisiana and served as a Director of Coca-Cola Bottling Company West, Inc. in Atlanta, Georgia. Mr. Pollard’s prior board experience with publicly traded companies includes First Commerce Corporation (Executive and Audit Committees); City National Bank (Executive and Loan Review Committees); John I. Jacob Shipping Company of London, England; United Companies of Baton Rouge, Louisiana (Executive, Audit and Compensation Committees); Palomar Financial of Monroe, Louisiana (Executive Committee); and Kimbrough Mortgage Company of Jackson, Mississippi (Executive Committee).

Mr. Pollard is Vice President of the Board of Directors of the Burden Foundation in Baton Rouge, Louisiana. He has served as an Emeritus Board Member, Chairman of the Board and Treasurer for Longue Vue House and Gardens in New Orleans, Louisiana. He has served on the Board of Trustees of Avon Old Farms in Avon, Connecticut, as Honorary Chairman for Ursuline Academy Capital Campaign (New Orleans, Louisiana) and on the Board of Directors for Episcopal High School, Baton Rouge, Louisiana. He attended Louisiana State University.

Mr. Pollard’s business experience and relationships, as well as his prior board experience with other publicly traded companies and his knowledge of the banking industry are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

IBERIABANK Corporation 2015 Proxy Statement     13

CORPORATE GOVERNANCE

Board of Directors and Shareholder Meetings

The Board of Directors met 14 times during the fiscal year ended December 31, 2014. All directors attended at least 75% of the total of all meetings of the Board of Directors and assigned committees in 2014. We encourage directors’ attendance at our annual shareholder meetings and request that directors make reasonable efforts to attend such meetings. All of the members of the Board of Directors attended the 2014 Annual Meeting of Shareholders.

Board Leadership Structure

Pursuant to our Bylaws, at the first meeting of each newly elected Board of Directors, or at such other time when there is a vacancy, the Board solicits input and nominations from its members and elects one of its members as Chairman to serve at the Board’s pleasure. The Chairman presides over each Board meeting and performs such other duties as may be incident to the office.

Although our Bylaws and Corporate Governance Guidelines would allow our Chairman to hold the position of Chief Executive Officer, it is the current policy of the Board to separate these offices. This separation allows our Chairman to maintain an independent role in management oversight. The Chairman of the Board also chairs the Nominating and Corporate Governance Committee.

Risk Management

Our Board of Directors recognizes that risk management is an enterprise–wide responsibility. Our Board assumes a significant role in risk management both through its actions as a whole and through its committees.

•

The Board Risk Committee assists the Board in fulfilling its responsibilities with respect to oversight of the Company’s enterprise risk management framework, including significant policies and practices used in managing strategic, credit, liquidity, market, operational, compliance, reputational, legal and certain other risks. The Board Risk Committee’s role and its relationship and interaction with the Board and other committees regarding risk oversight are more fully described under “Committees of the Board—Board Risk Committee” and “Committee Interaction.”

•

The Compensation Committee evaluates, with our senior officers, risks posed by our compensation programs and seeks to limit any unnecessary or excessive risks these programs may pose to us, in order to avoid programs that might encourage such risks. The Compensation Committee’s role and its relationship and interaction with the Board, the Board Risk Committee and the Audit Committee are more fully described under “Committees of the Board—Compensation Committee,” “Committee Interaction” and “Compensation Committee Report.”

•

The Audit Committee reviews our systems to manage and monitor financial risk with management and our internal audit department. The Audit Committee’s role and its relationship and interaction with the Board, the Board Risk Committee and the Compensation Committee are more fully described under “Committees of the Board—Audit Committee” and “Committee Interaction.”

While each of these committees is responsible for evaluating certain risks and overseeing the management of these risks, the entire Board of Directors is regularly informed through committee reports about such risks.

In addition, the Board of Directors and the CEO have appointed a Chief Risk Officer, who is an executive officer of the Company, to support the risk oversight responsibilities of the Board and its committees, and to oversee the corporation’s enterprise-wide risk management program, including various management committees. The Chief Risk Officer also manages a team of senior officers who are assigned responsibility for oversight of particular risks and serves as the chairman of the Management Risk Committee.

14     IBERIABANK Corporation 2015 Proxy Statement

Board of Director Independence

Each year, the Board of Directors reviews the relationships that each director has with us and with other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of applicable NASDAQ listing standards and who the Board of Directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director are considered to be “independent directors.” The Board of Directors has reviewed a number of factors to evaluate the independence of each of its members. These factors include its members’ relationships with us and our competitors, suppliers and customers; their relationships with management and other directors; the relationships their current and former employers have with us; and the relationships between us and other companies of which our Board members are directors or executive officers. After evaluating these factors, the Board of Directors has determined that Ms. Abell and Messrs. Barton, Breaux, Casbon, Cooper, Fenstermaker, Koerner, Pollard, Shea and Welch are independent directors of IBERIABANK Corporation within the meaning of applicable NASDAQ listing standards. Independent Board members met in executive session without management present five times during the year ended December 31, 2014.

Shareholder Communications

Shareholders may communicate directly with members of the Board of Directors or the individual chairperson of a standing Board of Directors’ committee by writing directly to those individuals at the following address: 200 West Congress Street, Lafayette, Louisiana, 70501. Our general policy is to forward, and not to intentionally screen, any mail received at our corporate office. The Board of Directors reserves the right to revise this policy in the event it is abused, becomes unworkable or otherwise does not efficiently serve the policy’s purpose.

Codes of Ethics

The Board of Directors has adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers. The Board of Directors also has adopted a Code of Ethics and Conflicts of Interest Policy that applies to all officers, other employees and directors. Links to both codes of ethics are on the “Investor Relations” portion of our website at: http://www.iberiabank.com. Any waiver or substantial amendments of the codes of ethics applicable to our directors and executive officers also will be disclosed on our website.

Preferred Stock Issuance Representation

The Board of Directors represents that it will not, without prior shareholder approval, issue any series of preferred stock for any defensive or anti-takeover purpose, for the purpose of implementing any shareholder rights plan or with features specifically intended to make any attempted acquisition of the Company more difficult or costly. Subject to these limitations, the Board of Directors may issue preferred stock in connection with capital raising transactions, acquisitions, and joint ventures and for other corporate purposes that may have the effect of making such an acquisition more difficult or costly, as could also be the case if the Board of Directors were to issue additional shares of common stock. This representation is part of our Corporate Governance Guidelines, a link to which is in the “Investor Relations” portion of our website at: http://www.iberiabank.com.

Corporate Governance Guidelines

The Board of Directors has adopted written Corporate Governance Guidelines, which outline the Board’s responsibilities and duties to our shareholders, employees and customers, and to the communities in which we do business, to ensure that we operate with the highest professional, ethical, legal and socially responsible standards. The Guidelines address a number of matters relating to our directors, including Board composition and qualifications, functions of the Board and committees of the Board.

The Guidelines also address the following matters of corporate governance:

•

No director of our Company may serve on more than three other public company boards. It is expected that each director will be available to attend substantially all meetings of the Board and any committees on which he or she will serve.

•

Directors are required to submit a letter of resignation to the Board upon a job change. There should be an opportunity for the Board through the Nominating and Corporate Governance Committee to review the appropriateness of Board membership under the circumstances.

IBERIABANK Corporation 2015 Proxy Statement     15

•	Employee directors should offer to resign from the Board upon their resignation, removal or retirement as an officer of the Company.

•

Specific Company stock ownership guidelines for both directors and Named Executive Officers have been established. These stock ownership guidelines are described in this Proxy Statement under “Compensation Discussion and Analysis—Stock Ownership Guidelines.” Adoption of these guidelines was intended to ensure that the interests of directors and Named Executive Officers are aligned with the interests of our shareholders.

•	The Company supports and encourages directors’ periodic participation in continuing education programs to assist them in performing their corporate governance responsibilities.

•

In an uncontested election of directors, any nominee for director who receives a greater number of votes “WITHHOLD” from his or her election than votes “FOR” such election shall promptly tender his or her resignation following certification by the Secretary of the shareholder vote. The Nominating and Governance Committee would then consider the resignation and make a recommendation to our Board as to the action to be taken. This guideline does not apply in contested elections. For more information about this policy, see “Proposal I—Election of Directors—Majority Voting for Directors; Director Resignation Policy.”

A link to these guidelines is on the “Investor Relations” portion of our website at: http://www.iberiabank.com.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables include, as of the record date (March 19, 2015), certain information as to the common stock beneficially owned by:

•

persons or entities, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, who or which was known to us to be the beneficial owner of more than 5% of our common stock;

•	our directors;

•	our Named Executive Officers identified in the Summary Compensation Table elsewhere herein; and

•	all of our directors and executive officers as a group.

	Common Stock Beneficially Owned as of December 31, 2014
Name and Address of Beneficial Owner	Amount	Percentage
The Vanguard Group, Inc.(1) 100 Vanguard Blvd. Malvern, PA 19355	1,937,778	5.79%
BlackRock, Inc.(2) 40 East 52nd Street New York, NY 10022	1,812,083	5.40%
State Street Corporation(3) State Street Financial Center One Lincoln Street Boston, MA 02111	1,778,226	5.30%

(1)	As reported on Schedule 13G/A, dated as of February 9, 2015, and filed with the SEC on February 10, 2015, The Vanguard Group, Inc., a Pennsylvania corporation, has sole voting power with respect to 44,974 shares, sole dispositive power with respect to 1,895,004 shares and shared dispositive power with respect to 42,774 shares. Vanguard Fiduciary Trust Company and Vanguard Investments Australian, LTD, each a wholly owned subsidiary of The Vanguard Group, are the beneficial owners of 42,774 shares and 2,200 shares, respectively, as a result of serving as investment managers of collective trust accounts and Australian investment offerings, respectively.
(2)	As reported on Schedule 13G/A, dated as of January 12, 2015 and filed with the SEC on February 2, 2015, BlackRock, Inc., a Delaware corporation, has sole voting power with respect to 1,739,457 shares and sole dispositive power with respect to 1,812,083 shares.
(3)	As reported on Schedule 13G, dated as of February 11, 2015, and filed with the SEC on February 12, 2015, State Street Corporation, a Massachusetts corporation, has shared voting power and shared dispositive power with respect to 1,778,226 shares.

16     IBERIABANK Corporation 2015 Proxy Statement

	Common Stock Beneficially Owned as of Record Date(1)(2)(3)(4)
	Amount		Percentage
Directors:
Elaine D. Abell	53,108	(5)	*
Harry V. Barton, Jr.	28,771		*
Ernest P. Breaux, Jr.	32,048		*
Daryl G. Byrd	391,665	(5)(6)	1.13%
John N. Casbon	11,323		*
Angus R. Cooper, II	42,000		*
William H. Fenstermaker	62,093	(7)	*
John E. Koerner, III	6,500	(8)	*
O. Miles Pollard, Jr.	10,713		*
E. Stewart Shea, III	82,845	(5)(9)	*
David H. Welch	9,276		*
Named Executive Officers who are not directors:
Anthony J. Restel	81,733	(6)	*
Michael J. Brown	185,679	(6)	*
John R. Davis	105,298	(6)	*
Jefferson G. Parker	76,195	(6)	*
All directors and executive officers as a group (20 persons)	1,287,932	(6)	3.71%

*	Represents less than 1% of the outstanding common stock.
(1)	Unless otherwise indicated, shares are held with sole voting and dispositive power.
(2)	Includes shares of common stock owned directly by directors and executive officers, as well as shares held by their spouses, minor children and trusts of which they are trustees. Also includes shares held under a power of attorney.
(3)	Includes all shares that may be acquired upon the exercise of stock options, including those vesting within 60 days of the record date, as follows: 181,715 shares by Mr. Byrd; 40,057 shares by Mr. Restel; 67,466 shares by Mr. Brown; 43,815 shares by Mr. Davis; 30,414 shares by Mr. Parker; and 400,428 shares by all directors and executive officers as a group.
(4)	Includes unvested restricted shares that may be voted by the following persons: 52,447 shares by Mr. Byrd; 15,266 shares by Mr. Restel; 19,396 shares by Mr. Brown; 14,634 shares by Mr. Davis; 22,776 shares by Mr. Parker; and 188,545 shares by all directors and executive officers as a group.
(5)	Includes the following shares of common stock pledged as security for loans from unaffiliated parties: Mr. Byrd—133,702 shares; Ms. Abell—11,259 shares and Mr. Shea—8,417 shares.
(6)	Includes the following shares of common stock allocated to participants in the Retirement Savings Plan as of December 31, 2014: Mr. Byrd—10,912 shares; Mr. Restel—3,061 shares; Mr. Brown—3,922; Mr. Davis—2,360 shares; and all executive officers as a group 21,555 shares.
(7)	Includes 20,000 shares held by Fenstermaker and Associates, LLC.
(8)	Includes 3,500 shares held by Koerner Capital, LLC.
(9)	Includes 66,669 shares held through the E. Stewart Shea III Delaware Trust and the E. Stewart Shea III Family LLC; as Managing Member of the LLC Mr. Shea exercises voting and dispositive authority of those shares.

In addition to beneficial ownership of common stock, some of our executive officers hold shares of “phantom stock” that are not reported in the stock ownership table but represent additional financial interests that are subject to the same market risks as common stock. The value of these phantom shares is the same as the value of the corresponding number of shares of common stock. As of the record date, executive officers named in the stock ownership table hold a pecuniary interest in the following number of shares of phantom stock: 16,359 shares by Mr. Byrd; 5,379 shares by Mr. Restel; 6,850 shares by Mr. Brown; 5,379 shares by Mr. Davis; 8,819 shares by Mr. Parker; and 61,756 shares by all executive officers as a group.

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Also not included in the beneficial ownership of common stock reported above are the restricted share units and performance units held by our executive officers that were granted in 2014 and 2015. The value of these units is the same as the value of the corresponding number of shares of common stock and is subject to the same market risks as common stock. These units are more completely described in the “Compensation Discussion and Analysis.” As of the record date, executive officers named in the stock ownership table hold the following restricted stock units: 13,149 units by Mr. Byrd; 3,397 units by Mr. Restel; 4,576 units by Mr. Brown; 3,189 units by Mr. Davis; 3,362 units by Mr. Parker; and 37,782 units held by all executive officers as a group, and the following number of performance units: 10,989 units by Mr. Byrd; 2,839 units by Mr. Restel; 3,825 units by Mr. Brown; 2,665 units by Mr. Davis; 2,810 units by Mr. Parker; and 31,576 units held by all executive officers as a group.

See “Compensation Discussion and Analysis—Stock Ownership Guidelines” regarding stock ownership guidelines for directors and Named Executive Officers. The stock ownership guidelines are part of the IBERIABANK Corporation Corporate Governance Guidelines. A link to the Corporate Governance Guidelines is on the “Investor Relations” portion of our website, at: http://www.iberiabank.com.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, requires each of our directors and executive officers, and each beneficial owner of more than 10% of our common stock, to file with the SEC an initial report on Form 3 of the person’s beneficial ownership of our equity securities and subsequent reports on Form 4 regarding changes in ownership. On the basis of reports and representation of our directors, executive officers and greater than 10% shareholders, we believe that each person subject to the filing requirements with respect to us satisfied all required filing requirements during 2014.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors of the Company has established six committees: the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation Committee, the Board Risk Committee, the Executive Committee and the Investment Committee. A link to the charter of each of these committees, except for the Executive Committee and the Investment Committee, can be found on the “Investor Relations” portion of our website, at http://www.iberiabank.com.

Audit Committee

The members of the Audit Committee are Mr. Barton, who serves as the chairman, and Messrs. Cooper, Koerner and Pollard. Each of the members of the Audit Committee is independent within the meaning of applicable NASDAQ listing standards. The Board of Directors has determined that each of the Audit Committee members has the requisite expertise generally required of an audit committee member under NASDAQ standards and that the Chairman of the Audit Committee, Mr. Barton, is an “audit committee financial expert” as defined in Item 407(d)(5) of SEC Regulation S-K.

The Audit Committee has oversight responsibility for the quality and integrity of our financial statements. The Audit Committee meets privately with the independent registered public accounting firm, has the sole authority to retain and dismiss the independent registered public accounting firm and reviews their performance and independence from management. The independent registered public accounting firm has unrestricted access and reports directly to the Committee. The Audit Committee met 9 times during 2014.

The primary functions of the Audit Committee are to oversee: (i) the audit of the financial statements of the Company provided to the SEC, the shareholders and the general public; (ii) the Company’s internal financial and accounting processes; and (iii) the internal audit process. Additionally, the Audit Committee has responsibilities with respect to: (i) complaints relating to accounting, internal accounting controls or auditing matters; (ii) authority to engage advisors; and (iii) funding as determined by the Audit Committee. The Audit Committee also monitors our compliance with legal and regulatory requirements.

The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided to us by our independent registered public accounting firm. The policy requires that all services to be provided by the independent registered public accounting firm, including audit services and permitted audit-

18     IBERIABANK Corporation 2015 Proxy Statement

related and non-audit services, must be pre-approved by the Audit Committee. The Audit Committee pre-approved all audit and non-audit services provided by Ernst & Young LLP during 2014. The Audit Committee will also pre-approve 2015 services to be provided by Ernst & Young LLP.

Pursuant to its Charter, the Audit Committee is authorized to conduct an appropriate review of all related party transactions for potential conflict of interest situations to determine that the related party transaction is consistent with the best interests of the Company and our shareholders. The term “related party transaction” generally means a transaction, arrangement or relationship (or any series of the same) in which we or our subsidiaries are or will be a participant and the amount involved exceeds $120,000, and in which the related party has or will have a direct or indirect interest. A related party generally means a director, nominee or executive officer of the Company; a person known to be the beneficial owner of more than 5% of our common stock; and any “immediate family member” of the foregoing persons (as defined by the SEC). See “—Committee Interaction.”

While it is the responsibility of management and the Board Risk Committee to assess, manage and monitor the Company’s enterprise-wide exposure to risk, the Audit Committee will review in a general manner the guidelines and policies to govern the processes used by the Board Risk Committee and the management-level risk committee with respect to enterprise-wide risk management. See “—Committee Interaction.”

These and other aspects of the Audit Committee’s authority are more particularly described in the Audit Committee Charter. A link to the Audit Committee Charter is on the “Investor Relations” portion of our website, at: http://www.iberiabank.com.

Nominating and Corporate Governance Committee

The independent members of the Board of Directors—Ms. Abell and Messrs. Barton, Breaux, Casbon, Cooper, Fenstermaker, Koerner, Pollard, Shea and Welch—serve as our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for evaluating and recommending individuals for election or re-election to the Board of Directors, including those recommendations submitted by shareholders, the evaluation of the performance of the Board of Directors and its committees, and the evaluation and recommendation of corporate governance policies. In 2014, the Nominating and Corporate Governance Committee held five meetings. A link to the Nominating and Corporate Governance Committee Charter is on the “Investor Relations” portion of our website, at: http://www.iberiabank.com.

It is a policy of the Nominating and Corporate Governance Committee that candidates for director possess the highest personal and professional integrity, have demonstrated exceptional ability and judgment and have skills and expertise appropriate for us and serving the long-term interests of our shareholders. The Committee’s process for identifying and evaluating nominees is as follows:

•

in the case of incumbent directors whose terms of office are set to expire, the Committee reviews such directors’ overall service to IBERIABANK Corporation during their terms, including the number of meetings attended, level of participation, quality of performance, and any related party transactions with us during the applicable time period; and

•

in the case of new director candidates, the Committee first conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors.

Consistent with our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee seeks to nominate candidates with diverse experiences and perspectives. In evaluating candidates, the Committee considers, among other things, diverse backgrounds, professional experience, education and community involvement, as well as racial and gender diversity. The Committee has not formalized this practice into a written policy.

The Committee meets to discuss and consider these candidates’ qualifications, including whether the nominee is independent within the meaning of NASDAQ listing standards, and then selects a candidate by majority vote. In seeking potential nominees, the Nominating and Corporate Governance Committee uses its management’s network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates, nor has the Committee rejected a timely director nominee from a shareholder holding more than 5% of our voting stock.

IBERIABANK Corporation 2015 Proxy Statement     19

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders, provided the shareholders follow the procedures set forth in Article 6F of our Articles of Incorporation. The Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate was recommended by a shareholder or otherwise.

Article 6F of our Articles of Incorporation governs nominations of candidates for election as director at any annual meeting of shareholders and provides that such nominations, other than those made by the Board, may be made by any shareholder entitled to vote at such meeting, if the nomination is made in accordance with the procedures set forth in Article 6F, which are summarized below.

A shareholder’s notice of nomination must be delivered to, or mailed and received at, our principal executive offices not later than 60 days before the anniversary date of the immediately preceding annual meeting of shareholders and must set forth as to each person who the shareholder proposes to nominate for election as a director and as to the shareholder giving the notice:

•	the name, age, business address and residence address of such person;

•	the principal occupation or employment of such person;

•	the class and number of shares of our stock which are Beneficially Owned (as defined in Article 9A(e) of the Articles of Incorporation) by such person on the date of such shareholder notice; and

•

any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

and as to the shareholder giving the notice:

•	the name and address, as they appear on our books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominees; and

•

the class and number of shares of our stock which are Beneficially Owned by such shareholder on the date of such shareholder notice and, to the extent known, by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice.

To be timely under the Articles of Incorporation, nominations by any shareholder eligible to vote at the 2015 Annual Meeting of Shareholders must have been received by us on or before March 6, 2015.

The Nominating and Corporate Governance Committee may reject any nomination by a shareholder not made in accordance with the requirements of Article 6F. Notwithstanding the foregoing procedures, if neither the Board of Directors nor the Committee makes a determination as to the validity of any nominations by a shareholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination was made in accordance with the terms of Article 6F.

Compensation Committee

Our Compensation Committee has four members and is chaired by Mr. Shea; the other members of the Committee are Messrs. Welch, Fenstermaker and Pollard. Each member of the Compensation Committee has been determined by our Board of Directors to meet NASDAQ, SEC and Internal Revenue Code independence criteria. The Compensation Committee met four times during 2014.

Compensation Committee Responsibilities and Authority. Our Compensation Committee, in consultation with our President and Chief Executive Officer (sometimes referred to as the “CEO”), is responsible for establishing and monitoring the overall compensation and benefits philosophy and strategy of IBERIABANK Corporation and its subsidiaries. As set forth in its Charter, the responsibilities of the Compensation Committee include:

•	evaluating the performance of the CEO and establishing compensation awards for the CEO;

•	monitoring and reviewing performance measures and any applicable goals for measuring corporate performance, in consultation with the CEO;

•	reviewing and approving the design of compensation programs for key executives; and

•	providing oversight of our general compensation programs and policies.

20     IBERIABANK Corporation 2015 Proxy Statement

The Compensation Committee determines the compensation for the CEO. With respect to our other senior executive officers, the CEO annually reviews performance and presents his conclusions and compensation recommendations to the Compensation Committee. The Committee reviews and considers the CEO’s recommendations when making its final compensation decisions for all executives other than the CEO. The Compensation Committee also administers our equity incentive programs and oversees risk management with respect to our material incentive compensation arrangements. In addition, the Compensation Committee recommends to the full Board compensation for directors.

The Chair of the Compensation Committee works with the Director of Human Resources to set the meeting agenda for the Compensation Committee.

Compensation Committee Charter. The Charter of the Compensation Committee describes the principles upon which the Committee was founded and operates. The Charter is reviewed and reassessed annually, and any proposed changes are recommended to the Board, to ensure that the Compensation Committee is fulfilling its duties in aligning our executive compensation programs with shareholder value creation, helping us attract and retain talented executives and managers, and being responsive to the legitimate needs of our shareholders. The Compensation Committee Charter was reviewed and revised in January 2013. A current copy of the Charter of the Compensation Committee can be found on the “Investor Relations” portion of our website, at http://www.iberiabank.com.

Involvement of Compensation Consultants and Executive Management in Compensation Decisions. Among other matters, the Compensation Committee is authorized to engage outside advisors (including compensation consultants and legal counsel) to assist the Committee in achieving its mission and responsibilities. During 2014, the Compensation Committee engaged Towers Watson to serve as an independent executive compensation advisor. The Committee selected Towers Watson after determining that engagement of Towers Watson raised no conflicts of interest. Towers Watson reports directly to the Compensation Committee and works with management on behalf of the Committee as needed. In 2014, the Compensation Committee received independent advice from Towers Watson on various items, including refinements to the executive compensation peer group, competitive compensation benchmarking for the Named Executive Officers, and long-term incentive strategy. The decision to retain Towers Watson (as well as other independent advisors) is at the sole discretion of the Compensation Committee, and these consultants work at the direction of the Committee.

Pursuant to its Charter, the Compensation Committee has direct access to, and complete and open communication with, management and may obtain advice and assistance, as needed, from internal or external legal, accounting, search firms, compensation consultants or other advisors, including the retention, termination and negotiation of terms and conditions of the assignment as the Committee may deem appropriate in its discretion. The Compensation Committee has the sole authority to retain and terminate its advisors and to approve the fees and other retention terms for its advisors. The Company shall be responsible for all costs or expenses so incurred. The Compensation Committee, in its sole discretion, may retain the services of outside compensation consultants to assist the Committee in the evaluation of the CEO and other executive officer compensation and in making other determinations with respect to compensation matters that are within the authority of the Compensation Committee.

Before selecting an outside compensation consultant or advisor, or outside legal counsel and pursuant to its Charter, the Compensation Committee conducts the following independence analysis as required by NASDAQ listing standards:

•	The provision of other services to the Company by the person that employs the compensation advisor;

•	The amount of fees received from the Company by the person that employs the compensation advisor as a percentage of the total revenue of such person;

•	The policies and procedures of the person that employs the compensation advisor that are designed to prevent conflicts of interest;

•	Any business or personal relationship of the compensation advisor with a member of the Compensation Committee;

IBERIABANK Corporation 2015 Proxy Statement     21

•	Any stock of the Company owned by the compensation advisor; and

•	Any business or personal relationships between the executive officers of the Company and the compensation advisor or the person employing the compensation advisor.

The Compensation Committee believes that it is important for members of management to provide input on the overall effectiveness of our executive compensation programs. The Committee believes that the advice of outside advisors must be combined with the input of senior management and the Compensation Committee’s own individual experiences and best judgment to seek to achieve a proper alignment of compensation philosophies, programs and practices. The CEO, the SEVP of Communications, Human Resources and Facilities and the Director of Human Resources are the members of management who interact most closely with the Compensation Committee. These individuals work with the Compensation Committee to provide their perspectives on reward strategies and how to align them with our business and retention goals. They provide feedback and insights into how well our compensation programs and practices appear to be working. In addition, the CEO, the Director of Human Resources and the Chief Financial Officer attend all or portions of certain Compensation Committee meetings to participate in the presentation of materials and discussion of management’s point of view regarding compensation issues.

Executive Session. At certain meetings, the Compensation Committee meets in executive session without members of management present for the purpose of discussing matters independently from management.

Compensation Risk. The Compensation Committee reviewed the relationship between our risk management and the incentive compensation provided to employees, including Named Executive Officers and other executive and non-executive officers, and determined that our incentive compensation programs do not encourage unnecessary and excessive risk taking. These conclusions were made after consultations with senior executive officers, the Director of Human Resources, the chairman of the Board Risk Committee (who is also a member of the Compensation Committee), and representatives of the Compensation Committee’s independent executive compensation advisor. See “- Committee Interaction.”

Compensation Committee Interlocks and Insider Participation. The Compensation Committee is composed entirely of independent directors. During 2014, none of our executive officers served on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity. None of the members of the Compensation Committee was an officer or other associate of our Company or any of our subsidiaries during 2014, or is a former officer or other associate of our Company or any of our subsidiaries. Members of the Compensation Committee may, from time to time, have banking relationships in the ordinary course of business with IBERIABANK, as described under “Certain Transactions.”

Board Risk Committee

The Board Risk Committee is a standing committee of the Board of Directors of the Company. The purpose of the Board Risk Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the Company’s enterprise risk management framework, risk appetite, risk exposure, risk governance, and significant policies.

The primary purpose of the Board Risk Committee is to:

•

Monitor and review the enterprise risk management framework and risk management processes of the Company, including the Company’s credit, operational, market, liquidity, legal, regulatory/compliance, and strategic/reputational risks.

•	Annually review and recommend to the Board for approval the Risk Appetite Statement and ensure management operates in alignment with the stated goals, objectives, and metrics.

•	Ensure that management establishes and supports an appropriate risk culture.

•	Monitor risk management strategies and provide recommendations to the Board in order to effectively manage risk.

The Board Risk Committee’s primary duties and responsibilities include:

•	Annually review and approve significant risk management policies of the bank.

•

Review summary results and reports of the Company’s self-risk identification and assessment program. Review and discuss all key and emerging risks, along with management’s planned course of action for addressing such risks. Review other risks identified and deemed appropriate by the Chief Risk Officer.

22     IBERIABANK Corporation 2015 Proxy Statement

•	Review summary reports regarding the Company’s risk appetite and associated metrics and tolerances.

•	Review the annual plan for the Company’s Loan Review program and receive regular Loan Review reports from the Director of Loan Review.

•	Review all decisions of the Management Risk Committee identified by the Chief Risk Officer as having potentially significant impact on the Company.

•	Periodically review regulatory correspondence and actions relating to risk management activities.

•	Annually review and assess the performance of the Chief Risk Officer, who reports to the Chief Executive Officer.

•

Regularly review information from the Chief Risk Officer and others as required by the Chief Risk Officer or the Board Risk Committee to discuss matters related to the management of credit risk, market risk, liquidity risk, operational risk, regulatory/compliance risk, legal risk, and reputational/strategic risk as appropriate.

•	Periodically report to the Board on significant results of the foregoing activities as they relate to the Company.

The Board Risk Committee has authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to all persons in the organization. The Board Risk Committee may retain, at the Company’s expense, such special consultants and experts as it deems necessary or appropriate to execute its duties.

At certain meetings, the Board Risk Committee meets without members of management present for the purpose of discussing matters independently from management. The Board Risk Committee meets privately at various times through the year with the Chief Risk Officer and such other officers as the Board Risk Committee deems appropriate to discuss any matters that the Board Risk Committee believes should be discussed.

The function of the Board Risk Committee is solely oversight; management is responsible for executing the Company’s risk management and credit origination processes. Each Board Risk Committee member is entitled to rely on persons and organizations within and outside the Company that provide information and advice to management and the Board Risk Committee and on the accuracy and completeness of this information and advice absent actual knowledge to the contrary.

The members of the Board Risk Committee are Mr. Welch, who serves as Chairman, Ms. Abell and Messrs. Koerner, Casbon and Shea. The Board Risk Committee met eight times in 2014.

The Board Risk Committee conducts its business pursuant to a written Board Risk Committee Charter adopted and reviewed at least annually by the Board of Directors. A link to the Board Risk Committee Charter can be found on the “Investor Relations” portion of our website, at http://www.iberiabank.com.

Committee Interaction

In connection with the responsibilities of the Board Risk Committee, with respect to the relationship between the Company’s risk management and the incentive compensation provided to associates, including Named Executive Officers identified in this Proxy Statement and other executive and non-executive officers, the Compensation Committee determines whether incentive compensation programs encourage unnecessary and excessive risk taking. The Compensation Committee will seek to limit any unnecessary or excessive risks that these programs may pose to the Company, in order to avoid programs that might encourage such risks. The Board of Directors recognizes that information and reports prepared for and reviewed by the Compensation Committee and the Board Risk Committee may each be relevant to the oversight and responsibilities of the other, and should be provided to the other, as appropriate.

In connection with the responsibilities of the Audit Committee with respect to compensation risk assessment, the Board of Directors recognizes that information and reports prepared for and reviewed by each of the Compensation Committee, the Audit Committee and the Board Risk Committee may be relevant to the oversight and responsibilities of the other committees, and should be provided to the other committees, as appropriate.

IBERIABANK Corporation 2015 Proxy Statement     23

PROPOSAL II—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors, subject to shareholder ratification, currently intends to appoint the firm of Ernst & Young LLP, independent certified public accountants, to serve as our independent registered public accounting firm and to perform the audit of the financial statements for the fiscal year ending December 31, 2015, and further directed that the selection of auditors be submitted for ratification by the shareholders at the Annual Meeting.

Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate shareholder questions.

Shareholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirements. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. In the event shareholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and the shareholders’ best interests.

Audit Fees and Other Matters

Ernst & Young LLP provided audit services to us consisting of the annual audit of our 2013 and 2014 consolidated financial statements contained in our Annual Reports on Form 10-K and reviews of the financial statements contained in our Quarterly Reports on Form 10-Q for 2013 and 2014.

The following table discloses the aggregate fees for professional services performed by Ernst & Young LLP in fiscal years 2013 and 2014.

Fee Category	Fiscal Year 2013	% of Total	Fiscal Year 2014	% of Total
Audit Fees(1)	$1,812,699	90.5%	$1,891,229	91.7%
Audit-related Fees(1)	65,000	3.3%	65,000	3.2%
Tax Fees	124,944	6.2%	103,913	5.0%
All Other Fees(1)	-	-	2,490	.10%
Total Fees	$2,002,643	100%	$2,062,632	100%

(1)	Fees include reimbursement of expenses incurred.

Audit Fees—These are fees related to professional services rendered in connection with the audit of our annual financial statements, reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q, comfort letters and consents, and accounting consultations that related to the audited financial statements and were necessary to comply with generally accepted auditing standards.

Audit-related Fees—These fees consist primarily of other audits and attest services, financial accounting, reporting and compliance matters.

Tax Fees—These are fees billed for professional services related to tax compliance, tax advice and tax planning, including services provided in connection with assistance in the preparation and filing of tax returns.

All Other Fees—These are fees for all other permissible services that do not meet the above category descriptions.

24     IBERIABANK Corporation 2015 Proxy Statement

Pre-approval Policy

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee or the Chairman of the Audit Committee may also pre-approve particular services on a case-by-case basis.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.

IBERIABANK Corporation 2015 Proxy Statement     25

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of four non-employee directors. The Board has made a determination that the members of the Audit Committee satisfy the listing standards of NASDAQ as to independence, financial literacy and experience. The responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee, as adopted by the Board of Directors of the Company. This is a report on the Committee’s activities relating to fiscal year 2014.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements for fiscal year 2014 with the Company’s management, including a discussion of the quality, not just the acceptability, of the accounting principles, underlying estimates and significant judgments used in the financial statements. Management has the responsibility for the preparation of the Company’s financial statements. Management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee reviewed the audited financial statements with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those statements with generally accepted accounting principles, and discussed with the independent registered public accounting firm their judgments as to the quality, not just the acceptability, of the Company’s accounting principles. The Audit Committee also discussed with the independent accounting firm the matters required to be discussed by Statement on Auditing Standards No. 114, “The Auditor’s Communication With Those Charged With Governance”, as currently in effect.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Rule 3526, “Communication with Audit Committee Concerning Independence”, of the Public Company Accounting Oversight Board, as currently in effect, and the Audit Committee has discussed with the independent registered public accounting firm its independence.

The Audit Committee also considered the compatibility of non-audit services with the independent registered public accounting firm’s independence. In assessing requests for services by the independent registered public accounting firm, the Audit Committee considers whether the independent registered public accounting firm is likely to provide the most effective and efficient services based upon their familiarity with the Company and whether the services could enhance the Company’s ability to manage or control risk or improve audit quality.

The Audit Committee discussed with the Company’s internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits. The Committee met with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their audits, their evaluations of the Company’s systems of internal controls and the overall quality and adequacy of the Company’s financial reporting. The Audit Committee discussed with management, the internal auditors and the independent registered public accounting firm the internal audit function’s organization, responsibilities, budget and staffing. Both the internal auditors and independent registered public accounting firm have unrestricted access to the Audit Committee. The Audit Committee held nine meetings during fiscal year 2014.

The Audit Committee received reports throughout the year on the Company’s internal controls for compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. The Audit Committee will continue to obtain updates by management on the process and has reviewed management’s and the independent registered auditors’ evaluation of the Company’s system of internal controls included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Securities and Exchange Commission (“SEC”).

26     IBERIABANK Corporation 2015 Proxy Statement

The Audit Committee, or its Chairman, met with, or held telephonic discussions with, the independent registered public accounting firm and management prior to the release of the Company’s quarterly and annual financial information or the filing of any such information with the SEC. In reliance on the reviews and discussions referred to above, the Audit Committee also recommended that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC. Subject to shareholder ratification, the Audit Committee currently intends to appoint the independent registered public accounting firm Ernst & Young LLP for the fiscal year ending December 31, 2015.

THE AUDIT COMMITTEE:

Harry V. Barton, Jr., Chairman

Angus R. Cooper, II

John E. Koerner, III

O. Miles Pollard, Jr.

IBERIABANK Corporation 2015 Proxy Statement     27

PROPOSAL III—ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required pursuant to Section 14A of the Securities Exchange Act of 1934, the Board of Directors is asking you to approve, on an advisory basis, the executive compensation programs and policies and the resulting 2014 compensation of the individuals listed in the 2014 Summary Compensation Table as described in this proxy statement.

Because the vote is advisory, the result will not be binding on the Compensation Committee and it will not affect, limit or augment any existing compensation or awards. The Compensation Committee will, however, take into account the outcome of the vote when considering future compensation arrangements.

The Board has approved an annual frequency for advisory shareholder votes to approve named executive officer compensation. As a result, unless the Board determines otherwise, the next such vote will be held at the Company’s 2016 annual meeting.

The pay-for-performance compensation philosophy of the Compensation Committee supports our primary objective of creating long-term shareholder value. The Compensation Committee seeks to ensure that compensation of our executive officers and other employees is competitive in order to attract and retain talented individuals to lead our Company. Our executive compensation program has been designed to align managements’ interests with those of our shareholders. In addition, the program seeks to mitigate risks related to compensation.

In redesigning the Company’s incentive programs for executive officers in 2014, the Compensation Committee established key performance measurements which are intended to reward long-term shareholder value creation. In addition to having a greater portion of executive compensation based on performance metrics as opposed to time-based compensation, the program also places greater focus on explicit quantitative measures to closely align with the path to improved performance and strategic goal attainment.

Key Features of Our Executive Compensation Program

WHAT WE DO		WHAT WE DON’T DO
✓	We emphasize performance-based and stock-based pay	x	We do not allow repricing of underwater stock options (including cash-outs)
✓	We use representative and relevant peer groups	x	We do not allow hedging of Company stock
✓	We have meaningful stock ownership guidelines	x	We do not pay dividend equivalents on stock options
✓	We schedule and price stock option grants to promote transparency and consistency	x	We do not allow recycling of shares granted and exercised
✓	We have compensation recovery (clawback) policies that pertain to our incentive plans	x	We do not provide excessive executive perquisites
✓	We pay reasonable salaries to our senior executives	x	We do not encourage unnecessary or excessive risk taking as a result of our compensation policies
✓	We provide appropriate benefits to our senior executives	x	We do not base incentive compensation on a single performance metric
✓	We award certain incentive compensation intended to qualify as performance-based compensation under Section 162 (m)	x	We do not have guaranteed minimum payouts
✓	We retain an independent compensation consultant
✓	We listen to and engage with our shareholders
✓	We have annual advisory votes on executive compensation

28     IBERIABANK Corporation 2015 Proxy Statement

Responsiveness to our Shareholders

We believe that our executive compensation program is designed appropriately to attract and retain executives who can lead the Company and continue our long-term track record of profitability, growth, and total shareholder return, including share appreciation and dividends. Therefore, we were disappointed when, after receiving overwhelming shareholder support in the 2011 and 2012 “Say-on-Pay” votes (85% and 95%, respectively, in favor), we experienced declines in 2013 and 2014 with only 66% and 59%, respectively, of shareholder votes cast in favor at our 2013 and 2014 annual meetings. After the 2014 vote, we engaged in extensive dialogue with our institutional shareholders to better understand their concerns and develop appropriate responses. As a result of those discussions, we have provided additional information in this proxy statement (see “Shareholder Outreach Following 2014 Say-On-Pay Vote”). As discussed in the Compensation Discussion and Analysis, in determining 2014 compensation decisions and assessing compensation policies, the Board of Directors considered the views of shareholders, including the results of the 2014 advisory vote, which reinforced the design and philosophy of the Company’s executive compensation program.

Shareholders are urged to read the discussion under “Compensation Discussion and Analysis” in this Proxy Statement, which describes in detail how our compensation policies and procedures complement our compensation philosophy. We believe that the information provided regarding executive compensation in this Proxy Statement demonstrates that our executive compensation program is intended to maximize shareholder return while mitigating risk and aligning managements’ interests with the interests of our shareholders. Accordingly, the Compensation Committee and the Board of Directors strongly support our executive compensation programs and recommend that shareholders approve the following advisory resolution:

RESOLVED, that compensation paid to the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including “Compensation Discussion and Analysis”, the compensation tables, and the related narrative discussion is hereby approved.

Although this advisory vote will be non-binding, it will serve as a recommendation to the Compensation Committee and the Board of Directors. The Compensation Committee and the Board will seriously consider the voting results and investor feedback in connection with their ongoing evaluation of the Company’s executive compensation arrangements. The next such shareholder advisory vote will occur at the 2016 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

IBERIABANK Corporation 2015 Proxy Statement     29

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

This Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and programs and the 2014 compensation decisions made for the Company’s Named Executive Officers (NEOs). Our NEOs for 2014 were:

Named Executive Officer	Title
Daryl G. Byrd	President and Chief Executive Officer
Anthony J. Restel	Senior Executive Vice President and Chief Financial Officer
Michael J. Brown	Vice Chairman and Chief Operating Officer
John R. Davis	Senior Executive Vice President—Mergers and Acquisitions, Investor Relations, and Director of Financial Strategy
Jefferson G. Parker	Vice Chairman and Managing Director of Brokerage, Trust and Wealth Management

Shareholder Outreach Following 2014 Say-on-Pay Vote

At our 2014 annual meeting, approximately 59% of shares cast were voted in favor of our advisory vote on executive compensation (commonly referred to as “Say-on-Pay”). This was a departure from the significant support shareholders expressed in 2011 and 2012 Say-on-Pay votes even though the core philosophy and objectives of our annual compensation programs remained materially consistent across those years.

Based on the advisory vote on executive compensation in 2014, we sought extensive engagement with our shareholders to understand their concerns and the executive compensation and corporate governance matters that are most important to them. In 2014, the Company reached out to 45 of its largest institutional shareholders to solicit feedback and insight regarding their views of the Company’s executive compensation program and corporate governance topics. This outreach was to 90% of the Company’s 50 largest institutional shareholders, whose ownership equated to nearly two-thirds of the Company’s total shares outstanding at year-end 2014.

The institutional investor outreach program was completed in the fourth quarter of 2014. The Compensation Committee held a total of 11 conference calls with institutional investors (including nine of the 20 largest holders of the Company’s equity) which collectively owned approximately 26% of our outstanding common stock at year-end 2014. All of these conference calls were attended by Mr. Stewart Shea, Chairman of the Compensation Committee, and/or other members of the Compensation Committee of the Board. We also conferenced with Institutional Shareholder Services, Inc. (“ISS”) to solicit their feedback and insight.

The feedback received included these investors’ views regarding the Company’s goals, financial progress, executive compensation program structure, and corporate governance. The feedback received was reviewed extensively with our Board, which found the feedback very insightful and helpful. Importantly, the Board, leadership team, and shareholders of our Company share a common vision to reduce risk and improve shareholder returns.

30     IBERIABANK Corporation 2015 Proxy Statement

Our discussions with institutional shareholders and ISS focused primarily on their views of IBERIABANK Corporation’s performance and strategic goals, the features of our executive compensation program, any issues or concerns with our pay programs, and suggestions to improve the executive compensation program. We also discussed a variety of other compensation-related and corporate governance matters. The table below summarizes what we heard in these conference calls and our responses to the concerns that were raised.

Area of Focus	What We Heard	Program Before 2014	How We Changed
CEO and other NEOs Compensation Benchmarking	CEO’s and other NEOs pay should be targeted at median	CEO and other NEOs pay targeted at 50th-75th percentile of compensation benchmarking peers	In 2014, the executive incentive plan was implemented for the CEO and other NEOs which targeted pay at the median of benchmarked peer groups.
CEO and other NEOs Annual Bonus Payout	The annual bonus plan should be based on quantitative performance metrics	Although the Company has a history of a pay for performance practice, the annual incentive bonus was largely discretionary.	The executive incentive plan implemented in 2014 provides specific metrics and targets for each metric.
Long-Term Incentive Plan Performance Metrics	The long-term incentive plan should include performance based awards	Previous awards were all time based and did not include specific metrics and targets	In 2014, the executive incentive plan was implemented to include performance restricted stock units and performance share units which only vest if performance criteria are met.
Corporate Governance	Strong corporate governance is important especially when evaluating executive compensation	Although the Compensation Committee has had a long standing history of adhering to sound corporate governance practices, no formal assessment of the Committee’s practices had been conducted.	In 2014, the Compensation Committee completed a formal self-evaluation further enhancing this philosophy.
Communication with Shareholders	Communication should be improved	The Company has a practice of shareholder outreach, but not with an emphasis on executive compensation and none that directly included members of the Compensation Committee.	In 2014, the Compensation Committee engaged in a comprehensive shareholder outreach effort where the Committee received direct feedback from our institutional shareholders.

The Compensation Committee, the Board of Directors, and the Company’s shareholders benefited from the Company’s institutional shareholder engagement efforts in 2014. As a result of this outreach effort and discussions, the Company made substantial changes as numerated above that will enhance executive pay alignment as well as align executive pay with achieving its publicly-stated long-term financial performance targets. The Company will continue its robust outreach effort going forward to engage shareholders in dialog and insight regarding the Company’s strategic goals and financial targets, the Company’s near-term, and long-term financial performance, the continued alignment of the Company’s financial performance and executive pay, and corporate governance matters that are of concern to the Company’s shareholders.

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BUSINESS PERFORMANCE

2014 Financial Performance Highlights

•

The Company experienced significant growth in operating revenues and contained costs in 2014, which resulted in a significant improvement in operating efficiency and profitability. On the operating non-fee revenue side of the equation, the Company’s average earning asset growth of 13% in 2014 was more than twice the industry’s growth rate. Also, the Company’s 13-basis point margin improvement in 2014 over 2013 compares to an average industry decline of one basis point over that period. Fee income improved $5 million, or 5%, in 2014 compared to 2013.

•

Tax-equivalent operating revenues increased $74 million in 2014 compared to 2013, while operating expenses increased $17 million, or a $4.35 improvement in operating revenues for each dollar increase in operating expense. The operating efficiency improvement was achieved through focus on top-line revenue growth, the completion of a second round of expense reduction initiatives, expense containment discipline, and enhanced credit quality.

•

In 2014, the Company earned $105 million, a 62% increase compared to 2013. Non-GAAP operating earnings equated to $119 million, an improvement of $26 million, or 29%, compared to 2013. Fully diluted earnings per share (“EPS”) was $3.70 per share in 2014 and $3.73 per share on a non-GAAP operating basis, up 20% compared to 2013, and above the guidance range provided to the investment community during 2014.

•

The Company successfully completed, converted, and integrated three acquisitions in 2014. These three acquisitions added $1.5 billion in total assets, $1.1 billion in gross loans, and $1.1 billion in total deposits. In aggregate, the acquisitions added to the Company’s EPS with limited impact to the Company’s capital ratios and added significant shareholder value. In the fourth quarter of 2014, the Company announced the signing of definitive agreements to acquire three additional bank holding companies that are scheduled to be completed in 2015. At December 31, 2014, the three pending acquisitions had total assets of $3.0 billion, gross loans of $2.1 billion, and total deposits of $2.5 billion.

•

Organic loan growth, which excludes the impact of acquisitions, totaled $1.4 billion, or 17%, between year-ends 2013 and 2014. This level of loan growth compares to 7% aggregate loan growth for the banking industry over the same period.

•	Organic deposit growth totaled $666 million, or 6%, between year-ends 2013 and 2014, and compares to 7% aggregate deposit growth for the banking industry over the same period.

•	Book value per share increased $3.99 per share, or 8%, between year-ends 2013 and 2014. Tangible book value per share increased $1.94 per share, or 5%, over the same period.

•	Non-GAAP(1) operating return on average tangible common equity improved to 10.22% in 2014, up 150 basis points compared to 2013.

•

The Company’s asset quality measures continued to improve in 2014, as FDIC-assisted assets continued to be resolved and legacy asset quality remained stellar compared to peers and prior years. Total non-performing assets (“NPAs”) declined $146 million, or 39%, between year-ends 2013 and 2014, while legacy NPAs declined $16 million, or 22%, over the same period.

(1)	Refer to reconciliation of GAAP to Non-GAAP measures on page 36.

32     IBERIABANK Corporation 2015 Proxy Statement

Total Shareholder Return

We believe the ultimate measure of long-term business performance is our total shareholder return as measured over the long-term. The Company has been one of the top-performing financial institutions in the country for many years. As a result, we believe our shareholders have been rewarded with superior results over the longer term as evidenced below.

The below chart shows how a $100 investment in our Company’s common stock on December 31, 1999 would have grown to $855 on December 31, 2014, with dividends reinvested quarterly. This represents an annual total shareholder return of 15.4% per year, which compares to the peer group median of 7.4% per year.

See “Competitive Benchmarking” for the Compensation Committee’s definition of an appropriate peer group.

Between year-ends 2013 and 2014, the NASDAQ Bank Stock Index increased 2.8% and had a total return (including cash dividends) of 4.9%. By comparison, the Company’s common stock price increased 3.2% during 2014 and with cash dividends, had a total return of 5.3% for the year. For 96% of the year, the Company’s common stock had better price performance than the NASDAQ Bank Index; however, a significant sell-off late in the fourth quarter of 2014 in the common stocks of banks headquartered in energy-related states caused the price performance to approach parity. The Company’s common stock declined disproportionately in the final month of the year compared to peers, the industry, and the NASDAQ Bank Index as a result of the energy-related sell-off.

The Company recognizes the importance of the total shareholder return measure over many time periods as a valuable and useful tool in gauging company performance and executive compensation alignment with the performance. The Company also recognizes that proxy advisory firms use total shareholder return to assist in their determination of executive pay alignment over one- and three-year time frames. The Company believes utilizing metrics at specific points in time may result in misleading conclusions when taken out of context or without an understanding of the dynamics driving the results.

IBERIABANK Corporation 2015 Proxy Statement     33

Many peer banks experienced significant losses and deterioration in asset quality during the banking crisis from 2008 through 2011, and as a result, realized significant corresponding erosion in stock price and market capitalization. Due to appropriate risk governance, and in particular strong credit underwriting standards and credit concentrations limits, the Company did not experience similar losses and significant declines in the price of its common stock like some of the Company’s peers. A number of peer banks that experienced declines during that period subsequently experienced a “bounce back” of earnings, returning to historical norms as their stock prices rebounded accordingly. This “bounce back” effect materially skewed the performance of peer banks over the three-year assessment period. Specifically, many of the peer banks with the highest three-year TSR used in evaluating the current proxy suffered a loss of a majority of their shareholder value during the crisis and exhibit disproportionally higher shareholder returns between the starting and ending points used in the three-year TSR. While the three-year TSRs for those entities are arithmetically very high, the prior losses and declines in prior periods are not taken into consideration. The Company has outperformed its peers over longer-term periods, but is disadvantaged compared to certain peers in the point-to-point three-year analysis due to the fact that the Company did not experience the extreme volatility that some of its peers experienced. The Company does not believe shareholders benefit from extreme volatility and believes that longer-term total shareholder return metrics are of greater value to shareholders than short-term metrics when gauging overall performance. The Company focuses on long-term shareholder value improvement. The Company’s annual total shareholder returns over periods of one, three, five and seven years are positive at 5.4%, 11.8%, 5.9% and 6.9%, respectively.

In addition, the Company noted in its review of the peer group the presence of a peer institution that was subject to an acquisition that was announced on November 12, 2014. As a result, the peer’s share price at year-end 2014 and TSR measurements reflected a takeover premium and were not indicative of enhanced performance.

Asset Growth

In the banking industry, the magnitude and sustainability of growth in clients are significant drivers of long-term value to shareholders. One aggregate measure of client expansion is the growth in total assets of the Company, along with growth performance in the two major balance sheet components—total loans and total deposits.

The Company’s total assets increased from $1.4 billion at year-end 1999 to $15.8 billion at year-end 2014, or an increase of 1,056%, compared to aggregate industry asset growth of 162% over this period. The increase in the Company’s total assets equated to an 18% annualized growth rate over this period compared to aggregate industry annualized growth rate of 10%.

Company Asset Growth Compared To Industry Asset Growth (Year-End 1999 to Year-End 2014)

34     IBERIABANK Corporation 2015 Proxy Statement

Loan growth at the Company has been achieved through both acquisitions and internal, or “organic,”, growth, each of which dramatically outpaced loan growth in the industry and of peers. Since year-end 1999, the Company’s total loans grew from $834 million to $11.4 billion, an increase of 1,272%, or a compounded annual growth rate of 19%. On an organic basis excluding acquisitions, the Company’s total loans increased 623% over that period, or a 14% compounded annual growth rate. By comparison, the aggregate industry loan growth over that period was 162%, or a 6% compounded annual growth rate.

Similarly, the Company’s growth in total deposits and core deposits (defined as total deposits less time deposits) significantly exceeded industry and peer performance since year-end 1999. The Company’s total deposits increased from $1.1 billion at year-end 1999 to $12.5 billion at year-end 2014, a 1,038% increase, or 18% on a compounded annual basis. On an organic basis over that period, total deposits increased 349%, or a compounded annual growth rate of 11%, and organic core deposits increased 349%, or an 11% compounded annual growth rate. By comparison, the aggregate industry total deposit growth over that period was 200%, or an 8% compounded annual growth rate.

Company Organic Loan And Deposit Growth Compared To Industry Growth (Year-End 1999 to Year-End 2014)

IBERIABANK Corporation 2015 Proxy Statement     35

	Reconciliation of GAAP to Non-GAAP Measures
	2014			2013
(Dollars in thousands, except per share amounts)	Pre-tax	After tax	Per share(1)	Pre-tax	After tax	Per share(1)
Net income (GAAP)	$140,200	$105,450	$3.30	$80,972	$65,103	$2.20
Non-interest and other expense adjustments:
Merger-related expense	15,093	10,104	0.32	783	509	0.02
Severance expense	6,951	4,518	0.14	2,538	1,649	0.05
(Gain) Loss on sale of long-lived assets, net of impairment	7,073	4,597	0.14	37,183	24,169	0.81
Debt prepayment	-	-	-	2,307	1,500	0.05
(Reversal of) Provision for FDIC clawback liability	(797)	(518)	(0.02)	797	518	0.02
Other non-operating non-interest expense	200	130	0.01	934	607	0.01
Income tax benefits	-	(2,959)	(0.09)	-	-	-

Total non-operating expenses	28,520	15,872	0.50	44,542	28,952	0.97
Non-interest income adjustments:
(Gain) loss on sale of investments, net	(773)	(502)	(0.01)	(2,334)	(1,517)	(0.05)
Other non-interest income	(1,984)	(1,817)	(0.06)	-	-	-

Total non-operating income	(2,757)	(2,319)	(0.07)	(2,334)	(1,517)	(0.05)

Operating earnings (Non-GAAP)	$165,963	$119,003	$3.73	$123,180	$92,538	$3.12

Operating earnings (Non-GAAP)		$119,003			$92,538
Effect of intangible amortization, net of tax		4,268			3,380

		$123,271			$95,918

Average shareholders’ equity		$1,708,051			$1,527,193
Average intangible assets		(501,770)			(427,485)

Average tangible shareholders’ equity		$1,206,281			$1,099,708

Return on average tangible common equity (Operating) (Non-GAAP)		10.22%			8.72%

(1)	Per share amounts may not appear to foot due to rounding.

EXECUTIVE COMPENSATION OVERVIEW

Philosophy and Objectives of our Executive Compensation Program

The Compensation Committee’s philosophy reflects the intent to generally set all elements of target compensation (e.g., base salary, target annual incentive award opportunity, and target long-term incentive award opportunity) based on benchmarking, with incentive compensation targeted at the median of similarly situated executives among the Company’s peer group or other relevant industry benchmarks. The competitive positioning of target compensation levels for individuals may vary above or below the median based on executive-specific factors such as tenure, experience, and proficiency in role or criticality to the organization. The Compensation Committee’s objective is to have a program that:

•	Attracts and retains high performing executives;

•	Pays for performance and thus has a meaningful portion of pay tied to business performance;

•	Aligns compensation with shareholder interests while rewarding long-term value creation;

•	Discourages excessive risk by rewarding both short-term and long-term performance;

•	Reinforces high ethical conduct; and

•	Maintains flexibility to better respond to the dynamics of our industry.

36     IBERIABANK Corporation 2015 Proxy Statement

Unlike target compensation levels, which are set by the Compensation Committee near the beginning of the year, actual compensation is a function of the Company’s operational, financial, and stock price performance, as reflected through annual incentive payouts and the value of all long-term incentive awards at vesting. Actual compensation is intended to vary above or below target levels commensurate with Company performance.

Role of Compensation Committee

The Compensation Committee administers the Company’s compensation program for the President and CEO and other NEOs. The Compensation Committee’s authority and responsibilities are set forth in its charter and include, but are not limited to:

•	reviewing and approving the compensation for the President and Chief Executive Officer, and other executives;

•	selecting and approving the performance metrics and goals for all executive officer compensation programs and evaluating performance at the end of each performance period; and

•	approving Annual Incentive Award and Long-Term Incentive Award opportunities.

In making compensation decisions, the Compensation Committee uses multiple resources and tools, including the services of Towers Watson, an independent compensation consulting firm that was retained by, and reports to, the Compensation Committee.

Alignment of Pay with Performance

Our strategy for compensating officers and other associates has been based on programs that emphasize performance-based variable compensation. The Compensation Committee continues to monitor the Company’s executive compensation programs and identify potential refinements. During 2014, the Compensation Committee implemented new incentive plan designs for NEOs which included:

•	Annual Incentive Awards: a new balanced, performance scorecard that rewards profitable growth while maintaining asset quality.

•

Long-Term Incentive Awards: new three-year performance-based Restricted Stock Unit (RSUs) that reward NEOs for increasing operating Earnings Per Share and increasing relative Total Shareholder Return versus peer banks.

The 2014 incentive program is described in detail later in this Compensation Discussion & Analysis.

The Company’s emphasis on performance-based compensation is best illustrated by the mix of 2014 compensation for NEOs which was as follows:

This illustrates that the majority of Named Executive Officers’ total direct compensation package is variable pay. Furthermore, it also shows our emphasis on long-term incentive compensation over short-term (annual) incentive compensation.

IBERIABANK Corporation 2015 Proxy Statement     37

Competitive Benchmarking

Annually, the Compensation Committee reviews competitive data for comparable executive positions in the market. External market data is used by the Compensation Committee as a point of reference in its executive pay decisions in conjunction with financial and individual performance data.

The Committee also considers analyses from a comprehensive total compensation study, which delineates each compensation element for NEOs, competitive benchmarking, and other analyses, as further described below.

Individual Performance	Company Performance	Intangibles

•  Named Executive Officer’s contributions to the development and execution of the Company’s business plans and strategies (including contributions that are expected to provide substantial benefit to the Company in future periods)

•  Performance of the Named Executive Officer’s department or functional unit

•  Level of responsibility

•  Longevity with the Company

•  Overall financial performance of the Company, including balance sheet growth (assets), return on average tangible equity, operating earnings per share, credit related metrics and relative total shareholders return

• Demonstrated commitment to the Company’s core values • Leadership ability • Teamwork • Client focus • Shareholder focus • Ability to attract, retain and develop talent

During 2014, the Compensation Committee worked with the Committee’s independent compensation consultant to review and define an appropriate peer group of publicly traded commercial bank holding companies. The median total assets of this peer group were comparable to the Company’s total assets. The bank holding companies in the peer group included:

BancorpSouth, Inc.	Prosperity Bancshares, Inc.
Commerce Bancshares, Inc.	South State Corporation
Cullen/Frost Bankers, Inc.	Susquehanna Bancshares, Inc.
F.N.B. Corporation	Texas Capital Bancshares, Inc.
First Horizon National Corporation	Trustmark Corporation
FirstMerit Corporation	UMB Financial Corporation
Hancock Holding Company	United Bankshares, Inc.
Investors Bancorp, Inc.	Valley National Bancorp
Old National Bancorp	Wintrust Financial Corporation

In addition, the Compensation Committee reviewed compensation survey data for national commercial banking companies as provided by the independent compensation consultant. All of this national survey data was size-adjusted to reflect commercial banks with approximately $15.5 billion in assets, which was the approximate size of the Company. This national industry perspective provides the Compensation Committee with both a broader view of the executive labor market and a reasonability check against any potential anomalies in the peer group data.

38     IBERIABANK Corporation 2015 Proxy Statement

Elements of our Executive Compensation Program

The purpose and key characteristics of each element of our 2014 executive compensation program are summarized below:

Element	Purpose	Key Characteristics
Base Salary	Reflects each Named Executive Officer’s base level of responsibility, leadership, tenure, qualifications, and contribution to the success and profitability of the Company and the competitive marketplace for executive talent specific to our Industry	Fixed compensation that is reviewed annually and adjusted if and when appropriate
Annual Incentive Awards	Motivates Named Executive Officers to achieve our short- term business objectives that drive long-term performance while providing flexibility to respond to opportunities and changing market conditions	Variable performance-based annual cash award. Awards are based on achieving pre- established performance goals
Performance-Based RSUs	Motivates Named Executive Officers to achieve our business objectives by tying incentives to our financial and key operational metrics over the performance period while continuing to reinforce the link between the interests of our Named Executive Officers and our shareholders	Variable performance-based long-term award. The ultimate number of units earned is based on the achievement of relative total shareholder return and operating earnings per share performance goals over a three-year performance period
Performance Units	Motivates Named Executive Officers to achieve our short- term business objectives that drive long-term performance by tying incentives to our financial and key operational metrics over the performance period, as well as to the performance of our common stock	Variable performance-based cash award. These units are tied to the achievement of specific annual performance metrics and vest 33% per year based on achievement of performance goals
Restricted Stock	Motivates Named Executive Officers to achieve our business objectives by tying incentives to the performance of our common stock over the long-term; reinforces the link between the interests of our Named Executive Officers and our shareholders; motivates our Named Executive Officers to remain with the Company	Long-term restricted stock award with a ratable vesting period over three years. The ultimate value realized varies with our common stock price
Stock Options	Motivates Named Executive Officers to achieve our business objectives by tying incentives to the appreciation of our common stock over the long term; reinforces the link between the interests of our Named Executive Officers and our shareholders	Long-term option award with an exercise price equal to the fair market value on the date of grant and a ratable vesting period over three years; the ultimate value realized, if any, depends on the appreciation of our common stock price
Other Compensation	Provides benefits that promote employee health and work- life balance, which assists in attracting and retaining our Named Executive Officers	Indirect compensation element consisting of health and welfare plans and minimal perquisites

Base Salary

We view annual base salary as an important component of compensation to attract and retain executive talent. Annual base salaries serve as the foundation for our employee pay structure. Executive base salaries are set after considering factors including external market competiveness, individual performance, and internal equity. Prior to determining the base salary for each Named Executive Officer, the Compensation Committee evaluates the results from the comprehensive total compensation study, along with the competitive benchmarking as previously discussed in the CD&A.

IBERIABANK Corporation 2015 Proxy Statement     39

After reviewing the total compensation targets for our Named Executive Officers against market, the Compensation Committee approved the following 2014 base salary amounts with an effective date of March 3, 2014, for Named Executive Officers:

Named Executive Officer	2014 Base Salary
Daryl G. Byrd	$1,043,000
Anthony J. Restel	$490,000
Michael J. Brown	$605,000
John R. Davis	$460,000
Jefferson G. Parker	$485,000

The actual 2014 base salaries paid to each Named Executive Officer are disclosed in the Summary Compensation Table.

Annual Incentive Awards

The annual incentive award program focuses executive officers on key operating drivers of long-term success and strikes a balance between profitable growth and return. The Compensation Committee approves specific targets for each performance metric and evaluates performance against these targets. All executive officers have a target award opportunity, as well as a maximum award, that may be paid under the annual incentive award program.

During the first quarter of 2014, the Compensation Committee established the target percentage of base salary for each of the Named Executive Officers. The Committee used the base salary in effect on the last day of 2014 in calculating the annual incentive award payments. The following chart shows the range of annual incentive award opportunities expressed as a percentage of salary for the named executive officers.

Named Executive Officer	Threshold %	Target % ($)	Maximum %
Daryl G. Byrd	0%	90% ($938,700)	180%
Anthony J. Restel	0%	75% ($367,500)	150%
Michael J. Brown	0%	75% ($453,750)	150%
John R. Davis	0%	65% ($299,000)	130%
Jefferson G. Parker	0%	75% ($363,750)	150%

Calculating Annual Incentive Awards. The following formula was used to calculate the payment that could be awarded to a Named Executive Officer under the newly implemented 2014 annual incentive award program:

Base Salary    x    Target Percentage of Base Salary    x    Payout Factor (0 - 200%)

In evaluating 2014 performance of the President and CEO and other NEOs, the Compensation Committee considered individual performance as well as the following financial results versus targets.

Annual Incentive Award Plan Measure	2014 Target	2014 Actual	2014 Variance
Asset Growth (%)	11.1%	12.5%	12.6% BETTER
Return on Average Tangible Common Equity*	9.74%	10.22%	4.9% BETTER
Earnings Per Share*	$3.61	$3.73	3.3% BETTER
Net Charge-offs to Average Loans**	Below 0.15%	0.06%	60.0% BETTER
Non-performing Assets to Total Assets**	Below 0.60%	0.41%	31.7% BETTER
* Measured on an operating basis ** Excludes acquisitions

40     IBERIABANK Corporation 2015 Proxy Statement

The Committee noted that the Company exceeded target for each incentive plan measure in 2014. The Company produced strong loan and core deposit growth while maintaining outstanding credit quality. Investments in the fee income businesses progressed well and consistent with expectations, despite economic headwinds and volatility. The Company continues to significantly improve its operating efficiency, which will likely have very favorable long-term financial benefits. Near-term profitability improved considerably throughout 2014, and the Company exceeded the financial guidance provided to the investment community during 2014. Importantly, the Company continued to attract and retain exceptionally talented leaders and associates.

Although the 2014 financial results would have supported annual incentive awards greater than target, the Compensation Committee exercised downward discretion and approved annual incentive awards at target payouts. Annual incentive awards for Named Executive Officers range from 65% to 90% of base salary and represented 100% of each NEOs target award. The Compensation Committee believes these incentive payments are aligned with the Company’s philosophy, market-based compensation practices, and the contribution of each Named Executive Officer.

Named Executive Officer	2014 Annual Incentive Awards
Daryl G. Byrd	$938,700
Anthony J. Restel	$367,500
Michael J. Brown	$453,750
John R. Davis	$299,000
Jefferson G. Parker	$363,750

Long-Term Incentive (LTI) Awards

We consider long-term equity-based compensation to be critical to the alignment of executive compensation with shareholder value creation. Therefore, a market competitive long-term equity-based incentive component is an integral part of our overall executive compensation program.

The total long-term incentive award in a given year is based on a multiple calculated as a percentage of base salary. The multiple is converted into an aggregate long-term incentive award. The following chart reflects the threshold, target and maximum award opportunity for each NEO.

Named Executive Officer	Threshold %	Target % ($)	Maximum %
Daryl G. Byrd	120%	200%	240%
Anthony J. Restel	66%	110%	132%
Michael J. Brown	72%	120%	144%
John R. Davis	66%	110%	132%
Jefferson G. Parker	66%	110%	132%

Target long-term incentive opportunities are established based on competitive market practices. The fair value of 2014 long-term incentive awards is reflected in the Summary Compensation Table in this Proxy Statement. In 2014, our long-term equity incentive program consisted of the following components:

•

Performance-based RSUs: During 2014, all Named Executive Officers received performance-based RSUs (first awards under the newly implemented executive incentive plan) on February 17, 2014. These RSUs are awards that will be earned in shares based on meeting specified three-year performance criteria. These RSUs are settled in shares at payout based on meeting the operating Earnings Per Share and relative Total Shareholder Return (TSR) performance goals. Relative TSR is measured against the KBW Regional Bank Index over a three year period. The Company must perform at the 50th percentile of the index in order to earn the target awards. These RSUs are also eligible to receive accrued dividends based on the percentage of goals achieved. Shares earned will be awarded on March 1, 2017.

IBERIABANK Corporation 2015 Proxy Statement     41

•

Performance Units: During 2014, Named Executive Officers received performance units (first awards under the newly implemented executive incentive plan) on February 17, 2014. These units are tied to the achievement of specific short term performance metrics which include asset growth, return on average tangible equity, operating earnings per share, net charge-offs, and non-performing assets (mirrors goals used to govern Annual Incentive Plan). There is no upside to these units—only downside. If the performance goals are achieved, then the units will vest at 33% per year. These units are settled in cash and also receive dividend equivalents. Units earned will vest on March 1, 2015, 2016 and 2017.

•

Stock Options: On February 17, 2014, Named Executive Officers were granted stock options with an exercise price of $65.37, which was the closing fair market value for the common stock on the date of grant. Stock options reward Named Executive Officers for increasing the market price above the exercise price. The Company maintains a policy against repricing stock options without shareholder approval.

•

Restricted Stock: Restricted shares are awarded subject to transfer and vesting restrictions. Restricted share awards are intended to build stock ownership and foster executive retention. All of the Named Executive Officers received restricted share awards on February 17, 2014. All of these restricted share awards have dividend and voting rights.

The chart below further describes the mix of LTI awards for 2014.

Type of LTI	Vesting Time Frame	Performance Metric	Percent of Total LTI Award Value
Performance-based RSUs	3 Year – cliff vesting	Operating EPS; Relative Total Shareholder Return	20%
Performance Units	3 Year – 33% per year	Asset Growth; Return on Average Tangible Equity; Operating Earnings Per Share; Net Charge-Offs; Non- performing Assets	20%
Stock Options	3 Years – 33% per year	None	15%
Restricted Stock	3 Years – 33% per year	None	45%

It is the Committee’s intent to grant long-term equity awards at approximately the same time each year, generally in the first calendar quarter.

Executive Stock Ownership Guidelines

The Company believes it is important for senior executives to be shareholders so their financial interests are aligned with other shareholders. To foster executive stock ownership, the Company maintains executive stock ownership guidelines. We believe these ownership guidelines as well as our total long-term incentive program have been very effective in building an ownership culture. Thus, the financial interests of our executive leadership team are directly aligned with other shareholders. These ownership guidelines are stated as a multiple of base salary. Executives have five years from the date the guideline applies to meet the target ownership level. The table below summarizes the share guidelines for Named Executive Officers expressed as a multiple of current base salary.

Named Executive Officer	Ownership Guideline Multiple of Salary
Daryl G. Byrd	3x Base Salary
Anthony J. Restel	2x Base Salary
Michael J. Brown	2x Base Salary
John R. Davis	2x Base Salary
Jefferson G. Parker	2x Base Salary

The Stock Ownership Guidelines are part of the IBERIABANK Corporation Corporate Governance Guidelines. A link to these guidelines is on the “Investor Relations” portion of our website at: http://www.iberiabank.com.

42     IBERIABANK Corporation 2015 Proxy Statement

Equity Grant Practices

The Compensation Committee generally grants equity awards in February of each year. The Committee does not have any programs, plans, or practices of timing these awards in coordination with the release of material nonpublic information. We have never backdated, re-priced, or spring-loaded any of our equity awards.

Anti-Hedging Policy and Trading Restrictions

Our current policy limits the timing and types of transactions in our securities by “covered persons,” defined to include directors and officers of the Company and its subsidiaries and members of their immediate families. Among other restrictions, the policy:

•

Allows covered persons to trade Company securities only during window periods following earnings releases and, as to a “pre-approval group” of covered persons (generally, Section 16 filers), only after they have pre-cleared transactions;

•	Prohibits covered persons from short-selling Company securities;

•	Prohibits covered person transactions in puts, calls, or other derivative securities regarding the Company; and

•	Prohibits covered persons from engaging in hedging or monetization transactions that involve Company securities.

Section 162(m)

Section 162(m) of the Internal Revenue Code (the Code) limits to $1 million a public company’s annual tax deduction for compensation paid to certain highly compensated executive officers. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. The committee’s policy is to structure compensation awards that will be deductible where doing so will further the purposes of our executive compensation programs. The committee also considers it important to retain flexibility, to design compensation programs that recognize a full range of criteria important to our success, even where compensation payable under the programs may not be fully deductible. As such, the committee may implement revised or additional compensation programs in the future as it deems necessary to appropriately compensate our executive team.

Compensation Recovery Policy

The Company maintains a written Compensation Recovery Policy. This policy applies to each of the Named Executive Officers and permits the recovery of incentive-based compensation paid to an officer if: (1) incentive-based compensation, bonuses, or equity awards were paid or vested during fiscal periods based on materially inaccurate financial statements, and (2) that officer engaged in fraud, willful misconduct, or a violation of Company policy that caused or otherwise contributed to the need for a material restatement of the Company’s financial results. The Board, considering the best interests of shareholders and the recommendation of the Compensation Committee, has sole discretion to determine whether the applicable standard of conduct has been met and whether any such recovery should be pursued.

The Compensation Recovery Policy is part of the IBERIABANK Corporation Corporate Governance Guidelines. A link to the Corporate Governance Guidelines is on the “Investor Relations” portion of our website, at: http://www.iberiabank.com.

Risk Management Considerations

The Compensation Committee reviews risks and rewards associated with our compensation programs, which include features that we believe mitigate risks without reducing incentives. Our compensation programs are intended to both encourage and reward prudent business judgment and appropriate long-term risk-taking. The Compensation Committee seeks to identify and remediate risk-taking incentives that may exist in these programs. The Chairman of the Board Risk Committee is also a member of the Compensation Committee.

IBERIABANK Corporation 2015 Proxy Statement     43

Other Benefits and Limited Perquisites

We provide our Named Executive Officers with limited perquisites, such as club memberships, an annual physical examination, and an automobile allowance or personal use of a Company provided vehicle. We also provide our NEOs a non-qualified deferred compensation plan and individual long-term disability insurance coverage.

To achieve greater travel efficiencies, the Company acquired a corporate aircraft in 2014. Personal use of corporate aircraft is limited. However, any personal use will trigger imputed income to the NEO, calculated according to the IRS guidelines.

In 2014, two one-way trips taken by the CEO on corporate aircraft are reported as personal. These trips were afforded to the CEO to reduce travel time and related disruptions. The Company recognizes the high degree of integrity between the professional and personal lives of our executive officers and values the benefits of safety, privacy, and efficiencies gained by using corporate aircraft.

Personal use of the corporate aircrafts is included under “Other Compensation” in the Summary Compensation Table in the proxy statement.

Post Termination and Other Employment Arrangements

The Company provides benefits to the Named Executive Officers upon certain terminations of employment from the Company. These benefits are in addition to the benefits to which the executives would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, stock awards that have vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). The incremental benefits payable to the executives are described below.

The Company has a three-year employment agreement with our President and Chief Executive Officer, Daryl G. Byrd, that automatically renews for an additional year on each anniversary of the agreement unless not earlier than 90 days before the anniversary, the Company gives notice that it will not be renewed. The purpose of this employment agreement is to help retain Mr. Byrd and to define severance benefits for various types of employment terminations. In addition to change in control payments consistent with those of the other Named Executive Officers, Mr. Byrd’s employment agreement requires payment of compensation and/or benefits under various other termination of employment situations. Under the terms of this agreement, if Mr. Byrd’s employment is terminated for other than Cause (as defined), disability, retirement, or death, or if Mr. Byrd terminates his employment for Good Reason (as defined), then he would be entitled to severance benefits. Under this termination, he would be entitled to cash severance payments equal to the greater of one year’s base salary or his base salary for the remaining term of the agreement.

In the event that Mr. Byrd’s employment is terminated for disability, we would provide continued medical insurance for his benefit and the benefit of his spouse and minor children for the remaining term of the agreement. In the event of Mr. Byrd’s death during the term of the agreement, the Company would continue to provide medical insurance for his spouse and minor children for the remaining term. Also, in the event of his death, Mr. Byrd’s spouse, estate, legal representative, or named beneficiaries would be entitled to receive his annual compensation (including base salary and any discretionary cash bonus the Compensation Committee would then deem appropriate) for 12 months from his date of death.

If Mr. Byrd’s employment is terminated by him within 30 days of a Change in Control (as defined), or within 90 days of an event constituting Good Reason occurring within three years of a Change of Control, or within 30 days of the first anniversary of a Change in Control, or if his employment is terminated by the Company without Cause within three years of a Change of Control, then he would be entitled to receive either the greater of his salary for the remaining term of the agreement, twice his salary, or his “Code 280G Maximum,” defined generally as 2.99 times his average compensation over the previous five years. If any payments to be made under the agreement are deemed to constitute “excess parachute payments” and, therefore, subject to an excise tax under Section 4999 of the Internal Revenue Code, the Company would pay him the amount of the excise tax plus an amount equal to any additional federal, state, or local taxes that may result because of such additional payment. In addition to the cash severance benefits described, Mr. Byrd would be entitled to a continuation of benefits similar to those he was receiving at the time of such termination for the period otherwise remaining under the term of the agreement or until he obtains full-time employment with another employer, whichever occurs first. Additional details concerning these benefits can be found under the “Potential Payments Upon Termination or Change in Control” heading in this Proxy Statement.

44     IBERIABANK Corporation 2015 Proxy Statement

We have entered into Change in Control Severance Agreements with members of senior management, including each of our Named Executive Officers other than Mr. Byrd. The agreements provide for severance pay and benefits to the individuals upon voluntary resignation within 30 days after a Change in Control of IBERIABANK Corporation, as defined, or if within three years of a Change in Control the individual resigns for Good Reason, as defined, or is terminated by the Company or its successor without Just Cause, as defined. The severance payment is equal to 100% of each individual’s “Code Section 280G Maximum.” In addition, each will be entitled to continued medical and life benefits at the Company’s expense for 39 months following termination of employment. We will also make the individual whole for any excise tax imposed by the Internal Revenue Code with respect to any payments under the agreement. Each of these agreements was amended in 2008 to comply with the deferred compensation requirements of Internal Revenue Code section 409A.

Indemnification Agreements

The Company has indemnification agreements with Daryl G. Byrd and Michael J. Brown that provide for indemnification and advancement of expenses to the fullest extent permitted by law with respect to pending or threatened claims against them in their capacities as our officers. Following a Change in Control (as defined), all determinations regarding a right to indemnity and advancement of expenses are to be made by an independent legal counsel. In the event of a potential Change in Control, we must create a trust for the benefit of the indemnified executive officers, which upon a Change in Control may not be revoked or the principal thereof invaded without the indemnities’ written consent. While not requiring the maintenance of directors’ and officers’ liability insurance, the indemnification agreements require that the indemnities be provided with maximum coverage if there is such insurance.

IBERIABANK Corporation 2015 Proxy Statement     45

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of the Company is composed entirely of non-employee directors, each of whom has been determined in the Board’s business judgment to be independent. The Compensation Committee is responsible for oversight and review of the Company’s compensation and benefit plans.

The Compensation Discussion and Analysis in this Proxy Statement is management’s report on the Company’s compensation programs and, among other things, describes material elements of compensation paid to the President and Chief Executive Officer and the other Named Executive Officers. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K with the management of the Company. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

THE COMPENSATION COMMITTEE:

E. Stewart Shea, III, Chairman

William H. Fenstermaker

O. Miles Pollard, Jr.

David H. Welch

46     IBERIABANK Corporation 2015 Proxy Statement

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation earned or awarded for services rendered in all capacities by the Company’s Chief Executive Officer, Chief Financial Officer and by its three other most highly compensated Named Executive Officers for the years indicated.

Name and Principal Position	Year	Salary		Bonus(2)		Stock Award(s)(1)	Option Award(s)(1)	Non-Equity Incentive Plan Compensation(2)		Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation		Total(3)
Daryl G. Byrd	2014	$1,015,500		-		$1,773,095	$312,456	$938,700		N/A	$330,533	(4)	$4,370,284
President and CEO	2013	$892,500		$810,000		$1,567,816	$173,841	N/A		N/A	$302,276		$3,746,433
	2012	$851,538		$608,000		$1,185,797	$508,200	N/A		N/A	$274,761		$3,428,296
Anthony J. Restel	2014	$480,385		-		$458,113	$80,741	$367,500	(12)	N/A	$63,212	(5)	$1,449,951
Sr. Executive Vice	2013	$437,115		$255,000		$472,497	$52,389	N/A		N/A	$59,020		$1,276,021
President and CFO	2012	$418,077		$245,000		$349,983	$149,993	N/A		N/A	$54,761		$1,217,814
Michael J. Brown	2014	$598,269		-		$617,093	$108,754	$453,750		N/A	$74,882	(6)	$1,852,748
Vice-Chairman	2013	$565,192		$275,000		$613,083	$67,987	N/A		N/A	$67,524		$1,588,786
	2012	$541,539		$290,000		$472,487	$202,500	N/A		N/A	$81,956		$1,588,482
John R. Davis	2014	$456,154		-		$430,070	$75,785	$299,000	(7)	N/A	$45,139	(8)	$1,306,148
Sr. Executive	2013	$438,077		$220,000	(7)	$472,497	$52,389	N/A		N/A	$46,444		$1,229,407
Vice President	2012	$426,077		$235,000	(7)	$349,983	$149,993	N/A		N/A	$44,164		$1,205,217
Jefferson G. Parker	2014	$480,192	(9)	-		$453,472	$79,911	$363,750	(10)	N/A	$62,345	(11)	$1,439,670
Vice-Chairman	2013	$456,154	(9)	$255,000		$495,012	$54,878	N/A		N/A	$65,705		$1,326,749
	2012	$435,385	(9)	$245,000	(10)	$384,992	$165,006	N/A		N/A	$62,912		$1,293,295

(1)	Represents the grant date fair value of restricted stock, restricted share unit and performance unit awards granted during the year, calculated in accordance with FASB Topic 718. Assumptions used in determining the fair values for the awards are set forth in Footnote 19 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. For the performance based Restricted Share Units and Performance Units, the grant date value is based upon the probable outcome of such conditions. The grant date value for the Restricted Share Units assuming the highest level of performance would be 200% of the amount disclosed in the Summary Compensation and Grants of Plan Based Awards tables.
(2)	Annual cash awards paid under the executive incentive plan introduced in 2014 are reported under Non-Equity Incentive Plan Compensation. Annual Bonuses paid for years prior to 2014 are reported in the Bonus column.
(3)	In 2014, salary and bonus as a percent of total compensation equated to 44.7%, 58.6%, 56.9%, 58.0%, and 58.8% for Mr.’s Byrd, Restel, Brown, Davis, and Parker, respectively.
(4)	All other compensation for Mr. Byrd includes a non-qualified Deferred Compensation Plan contribution of $150,000 (paid in 2015 attributable to 2014 service), personal use of aircraft of $22,154 (the aggregate incremental cost to the Company), dividends paid on unvested restricted stock of $69,218, a car allowance of $14,400, payment of social dues of $15,000, dividend equivalents on restricted share unit and performance unit value of $13,088, dividend equivalents on phantom stock value of $32,745, long-term disability premiums of $6,234, a 401K employer match of $1,500 and other personal benefits of $6,194. We estimate the aggregate incremental cost of the Company aircraft to be equal to the average operating cost for the year (which includes items such as fuel, maintenance, landing fees and other direct costs) based on the number of hours flown each year. Direct incremental costs for charter flights are the amount of the charter, and direct incremental costs for the fractional interest in an aircraft are based on the additional hourly charges for the flight, fuel and other direct costs.
(5)	All other compensation for Mr. Restel includes dividends paid on unvested restricted stock of $23,466, a car allowance of $13,200, dividend equivalents on restricted share unit and performance unit value of $3,382, dividend equivalents on phantom stock value of $11,203, long-term disability premiums of $3,972, a 401K employer match of $1,500 and other personal benefits of $6,489.
(6)	All other compensation for Mr. Brown includes dividends paid on unvested restricted stock of $28,628, personal use of a Company vehicle of $5,863, payment of social dues of $13,615, dividend equivalents on restricted share unit and performance unit value of $4,555, dividend equivalents on phantom stock value of $14,169, long-term disability premiums of $4,922, a 401K employer match of $1,500 and other personal benefits of $1,630.
(7)	Includes $179,400, $132,000 and $141,000 in bonus deferred under the Company’s Non-Qualified Deferred Compensation Plan in 2014, 2013 and 2012, respectively.
(8)	All other compensation for Mr. Davis includes dividends paid on unvested restricted stock of $22,779, dividend equivalents on restricted share unit and performance unit value of $3,174, dividend equivalents on phantom stock value of $11,203, long-term disability premiums of $5,507, a 401K employer match of $1,500 and other personal benefits of $976.
(9)	Includes $28,812, $27,369 and $26,000 in salary deferred under the Company’s Non-Qualified Deferred Compensation Plan in 2014, 2013 and 2012, respectively.
(10)	Includes $21,825 and $19,600 in bonus deferred under the Company’s Non-Qualified Deferred Compensation Plan in 2014 and 2013, respectively.
(11)	All other compensation for Mr. Parker includes dividends paid on unvested restricted stock of $33,520, payment of long-term disability premiums of $6,323, a 401K employer match of $1,500, dividend equivalents on restricted share unit and performance unit value of $3,347 and dividend equivalents on phantom stock value of $17,655.
(12)	Includes $36,750 in bonus deferred under the Company’s Non-Qualified Deferred Compensation Plan in 2014.

IBERIABANK Corporation 2015 Proxy Statement     47

Grants of Plan-Based Awards

The following table provides information concerning grants of awards made to our Named Executive Officers during the year ended December 31, 2014.

The 2014 stock option grants, restricted stock, restricted share unit and performance unit awards to the Named Executive Officers were issued from our 2010 Stock Incentive Plan. Under this plan, equity-based awards vest on a “change-in-control” occurrence. Dividends are payable on all unvested restricted stock at the same rate paid on all other outstanding shares of our common stock. Dividend equivalent units are added to all unvested restricted share unit and performance unit grants. In 2014, we declared dividends payable in the amount of $1.36 per share.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold	Target ($)	Maximum ($)	Threshold	Target (#)		Maximum (#)	All Other Stock Awards: Number of Shares or Units of Stock (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Daryl G. Byrd	2/17/2014				-	-		-	14,360	(1)	-		-	$938,713
	2/17/2014				-	6,382	(3)	12,764	-		-		-	$417,191
	2/17/2014				-	6,382	(4)	6,382	-		-		-	$417,191
	2/17/2014				-	-		-	-		14,690	(1)	$65.37	$312,456
		-	938,700	1,877,400
Anthony J. Restel	2/17/2014				-	-		-	3,710	(1)	-		-	$242,523
	2/17/2014				-	1,649	(3)	3,298	-		-		-	$107,795
	2/17/2014				-	1,649	(4)	1,649	-		-		-	$107,795
	2/17/2014				-	-		-	-		3,796	(1)	$65.37	$80,741
		-	367,500	735,000
Michael J. Brown	2/17/2014				-	-		-	4,998	(1)	-		-	$326,719
	2/17/2014				-	2,221	(3)	4,442	-		-		-	$145,187
	2/17/2014				-	2,221	(4)	2,221	-		-		-	$145,187
	2/17/2014				-	-		-	-		5,113	(1)	$65.37	$108,754
		-	453,750	907,500
John R. Davis	2/17/2014				-	-		-	3,483	(1)	-		-	$227,684
	2/17/2014				-	1,548	(3)	3,096	-		-		-	$101,193
	2/17/2014				-	1,548	(4)	1,548	-		-		-	$101,193
	2/17/2014				-	-		-	-		3,563	(1)	$65.37	$75,785
		-	299,000	598,000
Jefferson G. Parker	2/17/2014				-	-		-	3,673	(1)	-		-	$240,104
	2/17/2014				-	1,632	(3)	3,264	-		-		-	$106,684
	2/17/2014				-	1,632	(4)	1,632	-		-		-	$106,684
	2/17/2014				-	-		-	-		3,757	(1)	$65.37	$79,911
		-	363,750	727,500

(1)	Restricted stock awards and stock option grants were issued under our 2010 Stock Incentive Plan. The stock option grants and shares of restricted stock vest over three years in equal increments on the anniversary of the date of grant.
(2)	For option awards, this represents the grant date fair value based on a value of $21.27 per share for grants on February 17, 2014. For restricted stock awards, the fair value is based on the grant date fair value of our common stock.
(3)	Restricted share units were issued under our 2010 Stock Incentive Plan. Following the end of the three-year performance period, but prior to March 1, 2017, the Compensation Committee will determine the percentage of the target award value that will vest, which will be between 0% and 200% of the target award value. Payout of the vested RSUs will be effective on March 1, 2017. Any remaining unvested RSUs will be immediately forfeited. The value of the shares on the grant date of each of the RSUs was $65.37 per share.
(4)	Performance units (payable in cash) were issued under our 2010 Stock Incentive Plan. Following the end of the one-year performance period, but prior to March 1, 2015, the Compensation Committee will determine the percentage of the target award Performance Units that will be eligible to vest, which will be between 0% and 100% of the target award Performance Units (the “Actual Award”). The Performance Units representing the difference between the target Performance Unit Award and the Actual Award will be immediately forfeited. The Actual Award units will vest over three years in equal installments on March 1st following the first and through the third anniversary of the grant date. The value of the shares on the grant date of each of the Performance Unit Awards was $65.37 per share.

48     IBERIABANK Corporation 2015 Proxy Statement

In 2014, associates, including all current officers who are not executive officers, as a group were granted restricted stock and option awards totaling 226,506 shares under the 2005, 2008 and 2010 Stock Incentive Plans. The weighted average option exercise price was $65.31 per share. All executive officers as a group were granted restricted stock and option awards totaling 83,473 shares under the 2010 Stock Incentive Plan. The weighted average option exercise price was $65.37 per share. The Company issued a total of 18,339 restricted share units and 18,339 performance units to certain executive officers, including the named executive officers, in 2014.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity based awards held by our Named Executive Officers as of December 31, 2014:

Option Awards							Stock Awards

Name	Grant Date		Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Shares Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Grant Date		Number of Shares or Units That Have Not Vested (#)	Market Value of Shares That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Daryl G. Byrd	03/21/05	(3)	31,000	-	$47.488	03/21/15	05/05/09	(7)	3,571	$231,579
	02/20/06	(3)	25,630	-	$59.060	02/20/16	05/05/09	(5)	512	$33,209
	02/26/07	(3)	50,000	-	$57.310	02/26/17	05/04/10	(6)	1,822	$118,157
	12/29/09	(2)	27,500	-	$54.430	12/29/19	03/10/11	(6)	5,572	$361,344
	05/04/10	(2)	23,971	5,993	$60.100	05/04/20	03/10/11	(4)	3,816	$247,467
	03/10/11	(2)	14,151	9,434	$55.640	03/10/21	02/22/12	(6)	9,712	$629,823
	02/22/12	(2)	13,554	20,331	$52.330	02/22/22	02/22/12	(4)	5,188	$336,455
	02/19/13	(2)	2,262	9,050	$52.360	02/19/23	02/19/13	(6)	13,308	$863,024
	02/17/14	(8)	-	14,690	$65.370	02/17/24	02/19/13	(4)	13,838	$897,426
							02/17/14	(9)	14,360	$931,246
							02/17/14	(10)			6,481	$420,263
							02/17/14	(11)			6,481	$420,263
Anthony J. Restel	03/03/06	(3)	5,250	-	$57.660	03/03/16	11/17/08	(7)	1,428	$92,606
	02/26/07	(3)	3,656	-	$57.310	02/26/17	11/17/08	(5)	724	$46,962
	12/29/09	(2)	11,500	-	$54.430	12/29/19	01/30/09	(7)	571	$37,029
	05/04/10	(2)	6,567	1,642	$60.100	05/04/20	05/04/10	(6)	499	$32,360
	03/10/11	(2)	2,109	1,406	$55.640	03/10/21	03/10/11	(6)	1,661	$107,716
	02/22/12	(2)	4,000	6,001	$52.330	02/22/22	03/10/11	(4)	948	$61,476
	02/19/13	(2)	682	2,727	$52.360	02/19/23	02/22/12	(6)	2,866	$185,860
	02/17/14	(8)	-	3,796	$65.37	02/17/24	02/22/12	(4)	1,531	$99,308
							02/19/13	(6)	4,010	$260,049
							02/19/13	(4)	4,171	$270,482
							02/17/14	(9)	3,710	$240,594
							02/17/14	(10)			1,674	$108,589
							02/17/14	(11)			1,674	$108,589
Michael J. Brown	03/03/06	(3)	11,556	-	$57.660	03/03/16	11/17/08	(7)	1,428	$92,606
	01/29/07	(3)	7,700	-	$56.420	01/29/17	11/17/08	(5)	724	$46,962
	02/26/07	(3)	6,252	-	$57.310	02/26/17	05/04/10	(6)	699	$45,330
	12/29/09	(2)	12,500	-	$54.430	12/29/19	03/10/11	(6)	1,887	$122,372
	05/04/10	(2)	9,194	2,299	$60.100	05/04/20	03/10/11	(4)	1,292	$83,792
	03/10/11	(2)	4,793	3,195	$55.640	03/10/21	02/22/12	(6)	3,869	$250,905
	02/22/12	(2)	5,401	8,101	$52.330	02/22/22	02/22/12	(4)	2,068	$134,097
	02/19/13	(2)	885	3,539	$52.360	02/19/23	02/19/13	(6)	5,204	$337,479
	02/17/14	(8)	-	5,113	$65.370	02/17/24	02/19/13	(4)	5,411	$350,932
							02/17/14	(9)	4,998	$324,120
							02/17/14	(10)			2,255	$146,256
							02/17/14	(11)			2,255	$146,256

IBERIABANK Corporation 2015 Proxy Statement     49

Option Awards							Stock Awards

Name	Grant Date		Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Shares Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Grant Date		Number of Shares or Units That Have Not Vested (#)	Market Value of Shares That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John R. Davis	03/03/06	(3)	3,805	-	$57.660	03/03/16	11/17/08	(7)	1,428	$92,606
	02/26/07	(3)	6,252	-	$57.310	02/26/17	11/17/08	(5)	724	$46,962
	12/29/09	(2)	13,500	-	$54.430	12/29/19	05/04/10	(6)	541	$35,084
	05/04/10	(2)	7,114	1,779	$60.100	05/04/20	03/10/11	(6)	1,661	$107,716
	03/10/11	(2)	2,109	1,406	$55.640	03/10/21	03/10/11	(4)	948	$61,476
	02/22/12	(2)	4,000	6,001	$52.330	02/22/22	02/22/12	(6)	2,866	$185,860
	02/19/13	(2)	682	2,727	$52.360	02/19/23	02/22/12	(4)	1,531	$99,308
	02/17/14	(8)	-	3,563	$65.370	02/17/24	02/19/13	(6)	4,010	$260,049
							02/19/13	(4)	4,171	$270,482
							02/17/14	(9)	3,483	$225,873
							02/17/14	(10)			1,572	$101,938
							02/17/14	(11)			1,572	$101,938
Jefferson G. Parker	09/17/09	(3)	7,143	2,857	$47.670	09/17/19	09/17/09	(7)	5,714	$370,553
	05/04/10	(2)	7,443	1,861	$60.100	05/04/20	01/01/10	(5)	4,443	$288,139
	03/10/11	(2)	3,515	2,343	$55.640	03/10/21	04/05/10	(5)	924	$59,950
	02/22/12	(2)	4,401	6,601	$52.330	02/22/22	04/05/10	(7)	3,214	$208,428
	02/19/13	(2)	714	2,857	$52.360	02/19/23	05/04/10	(6)	566	$36,705
	02/17/14	(8)	-	3,757	$65.370	02/17/24	03/10/11	(6)	1,384	$89,752
							03/10/11	(4)	948	$61,476
							02/22/12	(6)	3,153	$204,472
							02/22/12	(4)	1,684	$109,218
							02/19/13	(6)	4,202	$272,500
							02/19/13	(4)	4,370	$283,362
							02/17/14	(9)	3,673	$238,194
							02/17/14	(10)			1,657	$107,469
							02/17/14	(11)			1,657	$107,469

(1)	The fair market value of the Company’s common stock at the end of the fiscal year was $64.85 per share.
(2)	Options will vest equally in one-fifth increments on the first five anniversaries of the date of grant.
(3)	Options will vest equally in one-seventh increments on the first seven anniversaries of the date of grant.
(4)	Phantom stock awards, including dividend equivalent units, will vest in one-fourth increments over a 5-year period commencing with the second anniversary of the date of grant.
(5)	Phantom stock awards, including dividend equivalent units, will vest in one-sixth increments over a 7-year period beginning with the second anniversary of the date of grant.
(6)	Restricted stock awards will vest in one-fifth increments over a 5-year period commencing with the first anniversary of the date of grant.
(7)	Restricted stock awards will vest in one-seventh increments over a 7-year period commencing with the first anniversary of the date of grant.
(8)	Options will vest equally in one-third increments on the first three anniversaries of the date of grant.
(9)	Restricted stock awards will vest in one-third increments over a 3-year period commencing with the first anniversary of the date of grant.
(10)	Following the end of the three-year performance period, but prior to March 1, 2017, the Compensation Committee will determine the percentage of the target award value of the restricted share units that will vest, which will be between 0% and 200% of the target award value. Payout of the vested RSUs will be effective on March 1, 2017. Any remaining unvested RSUs will be immediately forfeited.
(11)	Following the end of the one-year performance period, but prior to March 1, 2015, the Compensation Committee will determine the percentage of the target award Performance Units that will be eligible to vest, which will be between 0% and 100% of the target award Performance Units (the “Actual Award”). The Performance Units representing the difference between the target Performance Unit Award and the Actual Award will be immediately forfeited. The Actual Award units will vest over three years in equal installments on March 1st following the first and through the third anniversary of the grant date.

50     IBERIABANK Corporation 2015 Proxy Statement

Option Exercises and Stock Vested

The following table sets forth the amount realized by each Named Executive Officer as a result of the exercise of stock options and vesting of stock awards in 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Daryl G. Byrd	42,750	$641,675	18,793	(1)	$1,207,613	(1)
Anthony J. Restel	4,206	$78,850	8,134	(2)	$531,331	(2)
Michael J. Brown	33,871	$580,583	11,211	(3)	$734,277	(3)
John R. Davis	7,751	$90,842	8,454	(2)	$550,995	(2)
Jefferson G. Parker	3,125	$76,582	10,070	(4)	$658,631	(4)

(1)	Includes 3,836 shares of phantom stock awards at a value of $250,667.
(2)	Includes 1,694 shares of phantom stock awards at a value of $112,394.
(3)	Includes 2,040 shares of phantom stock awards at a value of $135,026.
(4)	Includes 2,783 shares of phantom stock awards at a value of $179,178.

Non-Qualified Deferred Compensation

We offer a select group of management and highly compensated key associates the right to participate in a Non-Qualified Deferred Compensation Plan. Initially under the Plan, the participants could elect to defer up to 100% of their annual base salary or incentive compensation, including incentive bonuses, service bonuses, and commissions. In 2011, the Compensation Committee approved a change in the maximum deferral from 100% to 90%, effective for 2012. The Plan allows for discretionary employer contributions. The investment options available under the Non-Qualified Deferred Compensation Plan are similar to those available under the Corporation’s 401(k) plan. Earnings are credited to the account based on the performance of the investment options selected. Participants vest immediately in their deferrals. As a general rule, payment terms of deferred amounts and investment options are determined by the participant during enrollment and are subject to a deferral of at least two years, except under certain qualifying events, including the participant’s separation from service, a change in control, an unforeseeable emergency, or death. Payment shall be made in a single lump sum payment or, in the event of a separation from service after reaching age 65, disability, or scheduled in-service distribution, in equal annual installments over the period specified by the participant, not to exceed five years. The following table shows certain information for Named Executive Officers under the Corporation’s Non-Qualified Deferred Compensation Plan. Messrs. Byrd, Restel, Davis and Parker are the Named Executive Officers currently participating in the Corporation’s Non-Qualified Deferred Compensation Plan.

Name	Executive Contributions in Last Fiscal Year ($)		Registrant Contribution in Last Fiscal Year ($)		Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Daryl G. Byrd	$250,667	(1)	$150,000	(4)	$26,854	-	$1,059,436
Anthony J. Restel	-		-		$18,278	-	$345,544
Michael J. Brown	-		-		-	-	-
John R. Davis	$132,000	(2)	-		$22,842	-	$534,845
Jefferson G. Parker	$28,812	(3)	-		$10,107	-	$162,582

(1)	Mr. Byrd’s contribution includes $250,667 from vested phantom stock payments.
(2)	Mr. Davis’ contribution includes $132,000 of his bonus paid in 2014 as set forth in the “Summary Compensation Table.”
(3)	Mr. Parker’s contribution includes $28,812 of his base pay deferred as set forth in the “Summary Compensation Table.”
(4)	Company contribution in 2015 attributable to 2014 service. The company contribution to the Non-Qualified Deferred Compensation Plan attributable to 2014 was made after December 31, 2014 and is not reflected in the aggregate year-end balance for Mr. Byrd. These amounts are also included in the “All Other Compensation” column of the Summary Compensation Table.

IBERIABANK Corporation 2015 Proxy Statement     51

Equity Compensation Plan Information

The following table provides information concerning securities authorized for issuance under equity compensation plans, the weighted average price of such securities and the number of securities remaining available for future issuance, as of December 31, 2014.

Equity Compensation Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining and available for future issuance (2)
Plans approved by shareholders	1,336,181	(3)	$55.35	1,038,945
Plans not approved by shareholders	18,608	(4)	$81.65	-

Total	1,354,789		$55.92	1,038,945

(1)	Restricted stock shares were not included when calculating the weighted-average exercise price.
(2)	Remaining shares available for issuance include 5,103 shares under the 2005 Incentive Compensation Plan, 453 shares under the 2008 Incentive Compensation Plan, and 1,033,389 shares under the 2010 Stock Incentive Plan. Shares remaining to be issued subsequent to December 31, 2014 under the 2005 and 2008 Incentive Compensation Plans, as well as the 2010 Stock Incentive Plan include 410,473 shares that can be issued either as a restricted stock grant or upon exercise of stock options and 628,472 shares that can only be issued upon exercise of stock options.
(3)	Number of securities includes 5,287, 18,263, 68,744, and 394,813 shares of unvested restricted stock granted under the 2001 Incentive Compensation Plan, 2005 Incentive Compensation Plan, 2008 Incentive Compensation Plan, and 2010 Stock Incentive Plan, respectively.
(4)	Includes 11,623 shares available for issuance under the OMNI BANCSHARES, Inc. Amended and Restated Performance and Equity Incentive Plan, which was assumed by the Company in its acquisition of OMNI BANCSHARES, Inc. on June 1, 2011. The aggregate number of shares authorized for issuance at the date of acquisition was 41,979. Also includes 6,985 shares available for issuance under the Florida Gulf Bancorp, Inc. Officers’ and Employees’ Stock Option Plan, which was assumed by the Company in its acquisition of Florida Gulf Bancorp, Inc. on July 31, 2012. The aggregate number of shares authorized for issuance at the date of acquisition was 32,863.

Potential Payments Upon Termination or Change in Control

The Company provides benefits to the Named Executive Officers upon certain terminations of employment from the Company. These benefits are in addition to the benefits to which the executives would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, stock awards that have vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). The incremental benefits payable to the executives are described below.

We have entered into Change in Control Severance Agreements with members of senior management, including each of our Named Executive Officers other than Mr. Byrd. Except for these agreements, and our broad-based severance policy, none of our Named Executive Officers, other than President and Chief Executive Officer Byrd, have employment arrangements. Mr. Byrd’s employment agreement requires payment of compensation and/or benefits under various termination of employment situations. In addition to change in control payments consistent with those of the other Named Executive Officers, if Mr. Byrd’s employment had been terminated at December 31, 2014, he would have been entitled to (i) a salary of $2,607,500 and benefits of $67,200, in the event of termination other than for Cause, death or disability, (ii) annual compensation of $1,043,000, benefits of $36,780, and any appropriate bonus as determined by the Compensation Committee, in the event of termination due to death, and (iii) $36,780 in benefits in the event of termination due to disability. These agreements are described more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement.

In 2000, we entered into separate Change in Control Severance Agreements with John R. Davis and Michael J. Brown providing for severance pay and benefits to the individual upon voluntary resignation within 30 days after a Change in Control of IBERIABANK Corporation, as defined, or if within three years of a Change in Control the individual resigns for Good Reason, as defined, or is terminated by the Company or its successor without Just Cause, as defined. In 2006, we amended and restated the 2005 Change in Control Severance Agreement with Anthony J. Restel, and in 2009, we entered into a separate Change in Control Severance Agreement with Jefferson G. Parker. The severance payment is 100% in the case of Mr. Davis, Mr. Brown, Mr. Parker and Mr. Restel, of each individual’s “Code Section 280G Maximum.” In addition, each will be entitled to continued medical and life

52     IBERIABANK Corporation 2015 Proxy Statement

benefits at the Company’s expense for 39 months following termination of employment. We will also make the individual whole for any excise tax imposed by the Internal Revenue Code with respect to any payments under the agreement. Each of these agreements was amended in 2008 to comply with the deferred compensation requirements of Internal Revenue Code section 409A.

As of December 31, 2014, Named Executive Officers held unexercisable options to purchase common stock and unvested shares of restricted common stock, phantom stock, restricted share units and performance units listed in the Outstanding Equity Awards table above.

The following table quantifies the estimated Change in Control payment that would have been payable to each Named Executive Officer assuming a Change in Control had occurred on December 31, 2014, and other requirements for payment had been met.

Name	Cash Severance	Stock Option Acceleration(1)	Restricted Stock, Phantom Stock, RSUs and Performance Units Acceleration(2)	Benefits(3)	Tax Payments(4)	Total
Daryl G. Byrd	$8,710,732	$482,933	$5,490,251	$87,372	$4,475,493	$19,246,781
Anthony J. Restel	$3,043,747	$129,954	$1,651,619	$66,291	$1,538,220	$6,429,831
Michael J. Brown	$5,393,647	$185,985	$2,081,107	$77,757	$2,590,974	$10,329,470
John R. Davis	$3,808,012	$130,592	$1,589,290	$83,375	$1,847,931	$7,459,200
Jefferson G. Parker	$3,138,747	$197,828	$2,437,688	$91,201	$1,698,088	$7,563,552

(1)	Assumes the immediate vesting of all unvested in-the-money stock options and the associated cash proceeds resulting from a same day sale exercise of only those previously unvested stock options using the fair market value of our common stock at December 31, 2014, of $64.85.
(2)	Assumes the immediate vesting of all unvested restricted and phantom stock, restricted share units and performance units upon a Change in Control using the fair market value of our common stock at December 31, 2014, of $64.85. Represents the cost to continue medical insurance, life insurance and other benefits for a period of 39 months following termination.
(3)	Represents taxes associated with “excess parachute payments.” These taxes include any excise tax imposed under Section 4999 of the Internal Revenue Code as well as any federal, state or local tax resulting from the excise tax payment.

IBERIABANK Corporation 2015 Proxy Statement     53

DIRECTOR COMPENSATION

The following table provides information concerning the fees and other compensation of the Board of Directors for the year ended December 31, 2014:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(3)	Total ($)
William H. Fenstermaker	$60,000	$62,310	N/A	N/A	N/A	$2,720	$125,030
E. Stewart Shea, III	$50,004	$62,310	N/A	N/A	N/A	$2,720	$115,034
Elaine D. Abell	$50,004	$62,310	N/A	N/A	N/A	$2,720	$115,034
Harry V. Barton, Jr.	$50,004	$62,310	N/A	N/A	N/A	$2,720	$115,034
Ernest P. Breaux, Jr.	$50,004	$62,310	N/A	N/A	N/A	$2,720	$115,034
John N. Casbon	$50,004	$62,310	N/A	N/A	N/A	$2,720	$115,034
Angus R. Cooper, II	$50,004	$62,310	N/A	N/A	N/A	$1,814	$114,128
John E. Koerner, III	$50,004	$62,310	N/A	N/A	N/A	$2,494	$114,808
O. Miles Pollard, Jr.	$50,004	$62,310	N/A	N/A	N/A	$2,720	$115,034
David H. Welch	$50,004	$62,310	N/A	N/A	N/A	$2,720	$115,034

(1)	Represents the grant date fair value of restricted stock awards granted in 2014
(2)	Each outside director was granted 1,000 shares of restricted stock on May 6, 2014 with a grant date fair value of $62.31 per share. Awards become vested and non-forfeitable on the first anniversary from the date of the award. At December 31, 2014 all directors except Mr. Cooper had 2,000 shares of unvested restricted stock outstanding. Mr. Cooper has 1,667 shares outstanding.
(3)	Represents dividends paid on shares of restricted common stock unvested as of the dividend payment date.

Cash and Stock Payments. Each director who is not employed (referred to as outside directors or non-management directors) is paid a fee of $4,167 per month, except for the Chairman who receives a fee of $5,000 per month. Members of the Board of Directors receive no additional compensation for their participation on any committee or for other services as our directors.

During 2014, the Compensation Committee authorized each outside director to receive 1,000 shares of restricted stock (which were valued based on the closing price of the common stock as of the date of the award of $62.31). All of these shares of restricted stock will vest over a one-year period, and the total value of these awards will be allocated on the first anniversary from the date of the award. The Company did not issue any stock options or non-equity incentive compensation to any member of its Board of Directors. In addition, the Company does not sponsor a defined benefit pension plan and has not paid other forms of compensation as defined in Item 402(j) to its Board of Directors during 2014.

The Compensation Committee annually reviews and makes recommendations regarding director compensation. These recommendations are based upon, among other things, the Committee’s consideration of compensation paid to directors of comparable financial institutions.

Other Benefits. Our Articles of Incorporation and Bylaws require us to indemnify our directors and officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company. We also provide our directors with customary directors and officers liability insurance coverage.

54     IBERIABANK Corporation 2015 Proxy Statement

EXECUTIVE OFFICERS

The following table sets forth the name of each current executive officer and the principal position he or she holds.

Name	Age	Position
Daryl G. Byrd	60	President and Chief Executive Officer
Michael J. Brown	51	Vice-Chairman and Chief Operating Officer
Jefferson G. Parker	62	Vice-Chairman and Managing Director of Brokerage, Trust and Wealth Management
Anthony J. Restel	45	Senior Executive Vice President, Chief Financial Officer and Treasurer
John R. Davis	54	Senior Executive Vice President, Mergers and Acquisitions, Investor Relations, and Director of Financial Strategy
Elizabeth A. Ardoin	46	Senior Executive Vice President and Director of Communications, Facilities and Human Resources
J. Randolph Bryan	47	Executive Vice President and Chief Risk Officer
Robert M. Kottler	56	Executive Vice President and Director of Retail, Small Business and Mortgage
H. Spurgeon Mackie, Jr.	64	Executive Vice President and Chief Credit Officer
Robert B. Worley, Jr.	55	Executive Vice President, General Counsel and Corporate Secretary

DARYL G. BYRD has served as our President since 1999 and as Chief Executive Officer since 2000. He also serves as President and Chief Executive Officer of IBERIABANK.

MICHAEL J. BROWN has served as Senior Executive Vice President since 2001. In 2009, Mr. Brown was appointed Vice-Chairman and Chief Operating Officer. Mr. Brown is responsible for management of all of our banking markets.

JEFFERSON G. PARKER has served as our Vice-Chairman and Managing Director of Brokerage, Trust, and Wealth Management since 2009. From 1976 to 2009, Mr. Parker worked for Howard Weil, Inc., an energy research and investment-banking boutique serving institutional investors. He served as President of Howard Weil from 2004 to 2009. Mr. Parker served on our Board of Directors from 2001 to 2009. Upon his employment by the Company, Mr. Parker resigned as a member of our Board of Directors.

ANTHONY J. RESTEL has served as Senior Executive Vice President and Chief Financial Officer since 2005. Mr. Restel was hired as Vice President and Treasurer in 2001 and previously served as Chief Credit Officer of each of our subsidiary financial institutions.

JOHN R. DAVIS has served as Senior Executive Vice President—Mergers and Acquisitions and Investor Relations since 2001. He also serves as Director of Financial Strategy.

ELIZABETH A. ARDOIN joined the Company in 2002 as Senior Vice President and Director of Communications, after serving as Publisher for The Times of Acadiana. In 2005, she was promoted to Executive Vice President continuing to serve in the same capacity for the organization. In 2010, she was assigned responsibility for Facilities in addition to her Communications role. In February 2013, she was promoted to Senior Executive Vice President. As Senior Executive Vice President, Ms. Ardoin also oversees the Company’s Human Resources function.

J. RANDOLPH BRYAN joined the Company in 2012 and has served as Executive Vice President and Chief Risk Officer since July 2012. Mr. Bryan previously served as Director of Strategic Initiatives and Mergers and Acquisitions prior to becoming Chief Risk Officer. Prior to joining the Company, Mr. Bryan served as Chief Operating Officer for First Southern Bancorp in Boca Raton, Florida from February 2010 to April 2012. Prior to that, the majority of Mr. Bryan’s banking career was spent at Capital One/Hibernia National Bank, where he held a number of different leadership roles over a 13-year period, including responsibility for Capital One’s Banking Sales Arena, which included marketing and delivery channel management, national direct banking, customer experience, corporate communications, and public relations.

ROBERT M. KOTTLER has served as Executive Vice President and Director of Retail and Small Business since 2011. Mr. Kottler is responsible for the Retail Segment, including retail operations, consumer lending, credit cards, sales, retail training and small business. He also serves as Director of Mortgage. Previously, he was Executive Vice President for Small Business Banking at Capital One Bank from May 2006 to March 2011. Prior to that, he was Senior Executive Vice President and Chief Sales Support Officer for Hibernia Corporation.

IBERIABANK Corporation 2015 Proxy Statement     55

H. SPURGEON MACKIE, JR. served as Executive Vice President and Executive Credit Officer since 2010 until appointed Chief Credit Officer on May 14, 2013. Prior to joining the Company, Mr. Mackie served as Executive Director of the Community Foundation of Gaston County, Inc. from August 2006 to March 2010. Prior to that, he worked for First Union/Wachovia in numerous capacities for 32 years, including Area President, Chief Credit Officer for Interstate Banking, and Chief Risk Officer for the General Bank, among others.

ROBERT B. WORLEY, JR. has served as Executive Vice President, General Counsel and Secretary since his appointment in 2011. Before joining the Company, Mr. Worley practiced law in New Orleans with the Jones Walker law firm, where he was a partner, and had served as the Chairman of the firm’s Professional Employment Committee and on the firm’s Board of Directors. Before that, Mr. Worley was a shareholder (partner) in The Kullman Firm, a law firm in New Orleans. He has practiced law for 30 years.

CERTAIN TRANSACTIONS

Our directors, executive officers, and members of their immediate families, as well as organizations with which they are affiliated, were customers of IBERIABANK during 2014. All loans to our related persons—as defined in Instruction 1 to Item 404(a) of Regulation S-K—were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those provided at the time for comparable loans with persons not related to the lender, and did not involve more than the normal risk of collectability or present other unfavorable features.

The Sarbanes-Oxley Act of 2002 generally prohibits a public company from extending or renewing credit or arranging the extension or renewal of credit to an officer or director. However, this prohibition does not apply to loans made by depository institutions such as IBERIABANK that are insured by the Federal Deposit Insurance Corporation and are subject to the insider lending restrictions of the Federal Reserve Board’s Regulation O. Accordingly, we permit our directors and executive officers, their family members and their related interests, to establish and maintain banking and business relationships in the ordinary course of business with IBERIABANK. With respect to lending activities, IBERIABANK has policies governing affiliate and insider lending transactions. These policies prohibit extensions of credit to “insiders,” as defined in the policies, unless the extension of credit:

•

is made in the ordinary course of business on substantially the same terms (including interest rates and collateral) as, and following credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable transactions with members of the general public; and

•	does not involve more than the normal risk of repayment or present other unfavorable features.

Audit Committee review is required for any lending transaction that alone or together with other extensions of credit to an “insider” exceeds $120,000 and does not meet the criteria noted above or which becomes a past due, nonaccrual, restructured or a potential problem loan as of year-end under applicable SEC rules. Also, in compliance with Regulation O, a majority of the Board of Directors of IBERIABANK must approve in advance any extension of credit to any director or executive officer or any of their related entities where the aggregate lending relationship exceeds $500,000. A director with an interest in the extension of credit must abstain from voting or participating in the discussion and approval of the extension of credit.

An extension of credit covered by Regulation O to executive officers must be promptly reported to the Board of Directors of IBERIABANK; preceded by the submission of a detailed personal financial statement; and made subject to the written provision that the loan will, at the option of IBERIABANK, be due and payable at any time that the executive officer is indebted to any other bank or banks in an amount greater than the dollar thresholds set forth above.

In order to promote compliance with applicable laws, regulations and rules pertaining to “insider” lending transactions discussed above, we have appointed an officer to assist in identifying and reviewing pertinent transactions with identified “insiders.” The officer annually receives lists of all directors and executive officers of the Company and IBERIABANK and any other subsidiaries, as well as a list of our principal shareholders, if any. The information collected from directors and executive officers includes the names of these individuals and their family members, as well as the names of their related interests, which are referred to as “covered entities.” The officer will promptly notify in the event the officer detects an extension of credit to an “insider” that appears to violate the policy.

56     IBERIABANK Corporation 2015 Proxy Statement

SHAREHOLDER PROPOSALS

Any proposal which a shareholder wishes to have included in the proxy materials relating to the next Annual Meeting of Shareholders must be in compliance with Rule 14a-8 under the 1934 Act and received at our principal executive offices, 200 West Congress Street, Lafayette, Louisiana 70501, Attention: Robert B. Worley, Jr., Secretary, no later than December 11, 2015. With respect to the 2016 Annual Meeting of Shareholders, if we are not provided notice of a shareholder proposal by such date, it will not be included in our Proxy Statement and form of proxy.

Shareholder proposals which are not submitted for inclusion in our proxy materials may be brought before an annual meeting pursuant to Article 9D of our Articles of Incorporation, which provides that the shareholder must give timely notice thereof in writing to our Secretary, setting forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on our books, of the shareholder proposing such business and, to the extent known, any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of our capital stock which are beneficially owned by the shareholder on the date of such shareholder notice and, to the extent known, by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (d) any financial interest of the shareholder in such proposal (other than interests which all shareholders would have). To be timely with respect to the Annual Meeting of Shareholders to be held in 2016, a shareholder’s notice must be delivered to, or mailed and received at, our principal executive offices no later than 60 days prior to the anniversary date of the immediately preceding Annual Meeting of Shareholders, or March 6, 2016. With respect to the 2016 Annual Meeting of Shareholders, if we do not receive a shareholder’s notice by such date, proxy holders will be allowed to use their discretionary authority to vote on such proposal without any discussion of the matter in the Proxy Statement.

In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above.

OTHER MATTERS

Management is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting as to which proxies in the accompanying form confers discretionary authority the persons named therein will vote such proxies as determined by a majority of the Board of Directors.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2014, AS FILED WITH THE SEC, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, IBERIABANK CORPORATION, 200 WEST CONGRESS STREET, 12TH FLOOR, LAFAYETTE, LOUISIANA 70501.

By Order of the Board of Directors

Robert B. Worley, Jr.

Secretary

Lafayette, Louisiana

April 9, 2015

Important Notice Regarding the Availability of Proxy Materials for the

2015 Annual Meeting of Shareholders to be held on May 5, 2015

This Notice and Proxy Statement, the Company’s 2014 Annual Report to Shareholders and the Company’s

Annual Report on Form 10-K for the year ended December 31, 2014, are available electronically at

http://www.iberiabank.com/proxy

IBERIABANK Corporation 2015 Proxy Statement     57

IBERIABANK
Corporation™

200 West Congress Street
Lafayette, Louisiana 70501
337.521.4012
www.iberiabank.com

Member FDIC | Equal Housing Lender

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 5, 2015.

Vote by Internet • Go to www.investorvote.com/IBKC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposal —	The Board of Directors recommends a vote FOR Proposals 1, 2 and 3 listed hereon.
+
1. Election of Directors:
Nominees for a three-year term expiring in 2018:
		01 - Ernest P. Breaux, Jr.	02 - Daryl G. Byrd	03 - John N. Casbon	04 - John E. Koerner, III

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

	For	Against	Abstain		For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015.	☐	☐	☐	3. To consider and approve a non-binding advisory resolution regarding the compensation of the Company’s named executive officers.	☐	☐	☐

4. In their discretion, on other business as may properly come before the Annual Meeting.

B	Non-Voting Items
Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance
			Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Annual Meeting Admission Ticket

Annual Meeting of

IBERIABANK Corporation Shareholders

May 5, 2015, 4:00 PM Local Time

Windsor Court Hotel

300 Gravier Street

New Orleans, Louisiana 70130

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM

PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — IBERIABANK Corporation

Notice of Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 5, 2015

Harry V. Barton Jr. and David H. Welch, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of IBERIABANK Corporation to be held on May 5, 2015 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as specified. If no such directions are indicated, this proxy will be voted “FOR” Proposals 1, 2 and 3. If any other business is presented as to which this proxy confers discretionary authority, this proxy will be voted as determined by a majority of the Board of Directors. You may revoke this proxy at any time before the time it is voted at the Annual Meeting.

(Items to be voted appear on reverse side.)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposal —	The Board of Directors recommends a vote FOR Proposals 1, 2 and 3 listed hereon.
+
1. Election of Directors:
Nominees for a three-year term expiring in 2018:
		01 - Ernest P. Breaux, Jr.	02 - Daryl G. Byrd	03 - John N. Casbon	04 - John E. Koerner, III

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

	For	Against	Abstain		For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015.	☐	☐	☐	3. To consider and approve a non-binding advisory resolution regarding the compensation of the Company’s named executive officers.	☐	☐	☐

4. In their discretion, on other business as may properly come before the Annual Meeting.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — IBERIABANK Corporation

Notice of Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 5, 2015

Harry V. Barton Jr. and David H. Welch, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of IBERIABANK Corporation to be held on May 5, 2015 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as specified. If no such directions are indicated, this proxy will be voted “FOR” Proposals 1, 2 and 3. If any other business is presented as to which this proxy confers discretionary authority, this proxy will be voted as determined by a majority of the Board of Directors. You may revoke this proxy at any time before the time it is voted at the Annual Meeting.

(Items to be voted appear on reverse side.)

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 5, 2015.

Vote by Internet • Go to www.investorvote.com/IBKC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposal —	The Board of Directors recommends a vote FOR Proposals 1, 2 and 3 listed hereon.
+
1. Election of Directors:
Nominees for a three-year term expiring in 2018:
		01 - Ernest P. Breaux, Jr.	02 - Daryl G. Byrd	03 - John N. Casbon	04 - John E. Koerner, III

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

	For	Against	Abstain		For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015.	☐	☐	☐	3. To consider and approve a non-binding advisory resolution regarding the compensation of the Company’s named executive officers.	☐	☐	☐

4. In their discretion, on other business as may properly come before the Annual Meeting.

B	Non-Voting Items
Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance
			Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM

PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — IBERIABANK CORPORATION RETIREMENT SAVINGS PLAN AND TECHE FEDERAL BANK

EMPLOYEE STOCK OWNERSHIP VOTE AUTHORIZATION FORM

Solicited on behalf of the Trustees of the IBERIABANK Corporation Retirement Savings Plan and the Teche Federal Bank Employee Stock Ownership Plan

I understand that I have the right to direct the IBERIABANK Corporation Retirement Savings Plan and the Teche Federal Bank Employee Stock Ownership Plan (the “Plans”) trustees (the “Trustee”) to vote my proportionate interest in the common stock of IBERIABANK Corporation held in my Plan accounts. I have been advised that my voting instructions are solicited for the Annual Meeting of Shareholders of IBERIABANK Corporation to be held at the Windsor Court Hotel, 300 Gravier Street, New Orleans, Louisiana on Tuesday, May 5, 2015, at 4:00 p.m., Central Time, or an adjournment or postponement thereof (the “Annual Meeting”).

I hereby direct the Trustees to vote my shares as follows:

If any other business is brought before the Annual Meeting, this form will be voted by the Trustees in a manner intended to represent the best interest of participants and beneficiaries of the Plan. At the present time, the Company knows of no other business to be brought before the Annual Meeting.

The Trustees are hereby directed to vote my proportionate interest in the common stock of IBERIABANK Corporation in my Plan account as indicated above. If I do not return this form in a timely manner, no instruction is specified or the form is returned signed without instruction, shares representing my interest in said Plans will be voted in proportion to the manner in which other participants have voted their interests, subject to the determination that such a vote is for the exclusive benefit of Plan participants and beneficiaries.

I understand that my voting instructions will be kept confidential. I acknowledge receipt of the Notice of Annual Meeting and Annual Meeting Proxy Statement, dated April 9, 2015. If you have any questions regarding your vote authorization, please contact Human Resources at (337) 521-4041.

IBERIABANK CORPORATION

CONFIDENTIAL IBERIABANK CORPORATION RETIREMENT SAVINGS PLAN

AND TECHE FEDERAL BANK EMPLOYEE STOCK OWNERSHIP PLAN

VOTING INSTRUCTIONS

SOLICITED ON BEHALF OF THE TRUSTEES OF THE

IBERIABANK CORPORATION RETIREMENT SAVINGS PLAN

AND TECHE FEDERAL BANK EMPLOYEE STOCK OWNERSHIP PLAN

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 5, 2015

Shares of common stock of IBERIABANK Corporation (the “Company”) are held by the Retirement Savings Plan and Teche Federal Bank Employee Stock Ownership Plan (the “Plans”) in the participants’ accounts. In accordance with the Plans’ documents, shares of the Company’s common stock held by the Plans are eligible to be counted toward the shareholder vote at the Company’s Annual Meeting of Shareholders to be held at the Windsor Court Hotel, 300 Gravier Street, New Orleans, Louisiana, on Tuesday, May 5, 2015, at 4:00 p.m., local time (the “Meeting”). Therefore, as a participant in the Plans with an investment in shares of Company common stock as of March 19, 2015, the record date for the Meeting, you are eligible to direct the vote of your proportionate share of the Company common stock held in the Plans.

The 2015 Annual Meeting Proxy Statement of the Company is available at http://www.iberiabank.com/proxy.

The Principal Trust Company is the trustee of the Retirement Savings Plan. Greg Rizzuto, Benefits and Recruiting Director of IBERIABANK, is the trustee of the Teche Federal Bank Employee Stock Ownership Plan. The Trustees are directed to vote those shares of the Company common stock held in the Plans proportionately in accordance with the timely voting instructions they receive from participants. The Company has retained Computershare as its agent to receive the Plan Vote Authorization Forms completed by participants in the Plans and to tabulate the results.

The Trustees are forwarding the Confidential Plan Voting Instructions and Plan Vote Authorization Forms so that you may convey your individual voting instructions to the Trustees on the matters to be considered at the Special Meeting and on such other business as may properly come before the Meeting or any adjournment thereof. The Company is not aware of any other business to be brought before the Meeting other than as set forth in the accompanying proxy statement. Your individual vote will not be revealed to the Company. In order to direct the voting of your proportionate share of the Company common stock held in the Plans, you must complete, sign and date the Plan Vote Authorization Form and return it in the accompanying postage-paid envelope to Computershare, the voting tabulator, at the following address: Computershare, P.O. Box 30170, College Station, Texas 77842-3170.

Your vote and the votes of other participants will be tallied by Computershare and the results provided to the Trustees who will:

1.         vote the shares held in the Plans on the proposals specified on the Plan Vote Authorization Forms, based on the timely voting instructions they have received from participants; and

2.         vote the shares as to which participants have not given timely instructions in the same proportion as the shares for which they have received timely voting instructions to vote so long as such vote is solely in the interests of the participants and beneficiaries and in accordance with the requirements of the Employee Retirement Income Security Act of 1974, as amended. The effect of the foregoing procedure is that all shares of the Company common stock held in the Plans will be voted on the proposals specified on the Plan Vote Authorization Form in the same proportion as the votes timely received from participants

If you have any questions regarding these Voting Instructions, please contact Human Resources at (337) 521-4041.

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